UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ZHONE TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ZHONE TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 16, 2007

10:00 a.m. Pacific Time

To our stockholders:

You are cordially invited to attend our 2007 annual meeting of stockholders, which will be held at Zhone’s principal executive offices, located at 7001 Oakport Street, Oakland, California 94621 on May 16, 2007 at 10:00 a.m. Pacific Time. We are holding the annual meeting for the following purposes:

1.	To elect three members of the Board of Directors to serve for three year terms as Class III Directors.

2.	To ratify the appointment of KPMG LLP as Zhone’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

3.	To approve an amendment to Zhone’s Amended and Restated 2001 Stock Incentive Plan.

4.	To transact other business that may properly come before the annual meeting or any adjournments or postponements of the meeting.

These items are fully described in the proxy statement, which is part of this notice. We have not received notice of other matters that may be properly presented at the annual meeting.

Only stockholders of record at the close of business on March 28, 2007, the record date, will be entitled to vote at the annual meeting. Your vote is very important. Whether or not you expect to attend the annual meeting in person, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure that your shares are represented at the annual meeting. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you must provide your broker, bank or other nominee with instructions on how to vote your shares. For specific instructions on voting procedures, please refer to the section entitled “Voting Procedures” beginning on page 1 of the proxy statement and the instructions on the proxy card.

By Order of the Board of Directors

Kirk Misaka
Chief Financial Officer, Treasurer and Secretary

Oakland, California

April 5, 2007

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON,

PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD.

ZHONE TECHNOLOGIES, INC.

7001 Oakport Street

Oakland, California 94621

PROXY STATEMENT

Zhone’s Board of Directors solicits your proxy for use at the annual meeting of stockholders to be held on May 16, 2007 at 10:00 a.m. Pacific Time at Zhone Technologies, Inc., 7001 Oakport Street, Oakland, California 94621, and at any adjournments or postponements of the meeting, for the purposes set forth in “Notice of Annual Meeting of Stockholders.” We made copies of this proxy statement available to stockholders beginning on April 5, 2007.

VOTING RIGHTS AND PROCEDURES

Record Date and Shares Entitled to Vote

Only stockholders of record at the close of business on the record date, March 28, 2007, will be entitled to vote at the annual meeting. These stockholders are entitled to cast one vote for each share of common stock held as of the record date on all matters properly submitted for the vote of stockholders at the annual meeting. As of the record date, there were approximately 149,460,619 shares of Zhone common stock outstanding and entitled to vote at the annual meeting.

Quorum and Vote Required

A quorum of stockholders is necessary to hold a valid annual meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. In the election of directors, the three nominees who receive the highest number of affirmative votes will be elected as directors. All other proposals require the affirmative vote of a majority of the votes cast at the annual meeting.

Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present, but they will not be counted as votes cast on any matter. Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner. Because abstentions and broker non-votes will not be considered votes cast, they will have no effect on the outcome of any proposal.

Voting Procedures

Your vote is important. Whether or not you plan to attend the annual meeting in person, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure that your vote is recorded promptly. Returning the proxy card does not deprive you of your right to attend the annual meeting and to vote your shares in person.

Voting in Person. If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the annual meeting, you must bring to the annual meeting a “legal proxy” from the record holder authorizing you to vote at the annual meeting.

Voting by Proxy. The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares as a record holder, you may vote by signing and dating the enclosed proxy card and promptly returning it in the enclosed envelope. If, on the other hand, you hold your shares in “street name,” then you will receive instructions from your broker, bank or other nominee that you must follow in order to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions over the internet or by telephone. Please see the voting instruction card from your broker, bank or other nominee that accompanies this proxy statement. If you complete and submit your proxy card, the persons named as proxies will vote the shares represented by your proxy card in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy “FOR” the election of the director nominees (Proposal 1), “FOR” the ratification of the appointment of KPMG as Zhone’s independent registered public accounting firm (Proposal 2), and “FOR” the amendment to the 2001 Stock Incentive Plan (Proposal 3). If any other matters are properly presented for voting at the annual meeting, or any adjournments or postponements of the annual meeting, the proxy card will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies in accordance with their best judgment. We have not received notice of other matters that may properly be presented for voting at the annual meeting.

Revocation. You may revoke your proxy at any time before your proxy is voted at the annual meeting by taking any of the following actions: (1) submitting another proxy card bearing a later date, (2) delivering written notice of revocation to Zhone’s Corporate Secretary at 7001 Oakport Street, Oakland, California 94621, or (3) attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy. If your shares are held in “street name,” you must contact your broker, bank or other nominee to revoke any prior instructions.

Proxy Solicitation Costs

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this proxy statement and any additional solicitation material that we may provide to stockholders. In addition, we have retained Georgeson Inc. to act as a proxy solicitor in conjunction with the annual meeting. We have agreed to pay Georgeson $7,000, plus reasonable out-of-pocket expenses, for proxy solicitation services. The original solicitation of proxies by mail may be supplemented by solicitation by mail, telephone, fax, personal interviews or other methods of communication by our directors, officers and employees. We will not pay any additional compensation to directors, officers or other employees for such services, but may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation.

Admission to the Annual Meeting

Only Zhone stockholders, as of the close of business on March 28, 2007, and other persons holding valid proxies for the annual meeting are entitled to attend the annual meeting. You should be prepared to present valid government issued photo identification for admittance. In addition, if you are not a stockholder of record but hold shares in “street name,” you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of March 28, 2007. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting.

Stockholders Sharing the Same Address

The rules promulgated by the Securities and Exchange Commission, or the SEC, permit companies, brokers, banks or other intermediaries to deliver a single copy of an annual report and proxy statement to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings, save significant printing and postage costs, and conserve natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary, and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of our annual report and proxy statement. If you would like to opt out of this practice for future mailings, and receive separate annual reports and proxy statements for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate annual report or proxy statement without charge by sending a written request to Zhone Technologies, Inc., Attention: Investor Relations, 7001 Oakport Street, Oakland, California 94621, or by calling us at (510) 777-7013. We will promptly send additional copies of the annual report or proxy statement upon receipt of such request. Householding does not apply to stockholders with shares registered directly in their name.

Recommendation of the Board

The Zhone Board of Directors unanimously recommends that you vote “FOR” the election of the director nominees (Proposal 1), “FOR” the ratification of the appointment of KPMG as Zhone’s independent registered public accounting firm (Proposal 2), and “FOR” the amendment to the 2001 Stock Incentive Plan (Proposal 3).

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON,

PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are dedicated to maintaining the highest standards of business integrity. It is our belief that adherence to sound principles of corporate governance, through a system of checks, balances and personal accountability is vital to protecting Zhone’s reputation, assets, investor confidence and customer loyalty. Above all, the foundation of Zhone’s integrity is our commitment to sound corporate governance. Our corporate governance principles and Code of Conduct and Ethics can be found at www.zhone.com.

Board Independence

The Board of Directors has affirmatively determined that each member of the Board, other than Mr. Ejabat, is independent under the criteria established by The Nasdaq Stock Market, or Nasdaq, for independent board members. In addition, each member of committees of the Board is an independent director in accordance with Nasdaq standards. At the conclusion of the regularly scheduled Board meetings, the independent directors have the opportunity to meet outside of the presence of our management.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board of Directors has eight directors and the following three committees: (1) Audit Committee, (2) Compensation Committee, and (3) Corporate Governance and Nominating Committee. The membership during the last year and the function of each of the committees are described below. Each of the committees operates under a written charter which can be found on the “Corporate Governance” section of our website at www.zhone.com. During the year ended December 31, 2006, the Board held nine meetings. During this period, all of the directors attended or participated in at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which each such director served, except for Mr. Coulter. We endeavor to schedule our annual meeting of stockholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. None of our directors attended last year’s annual meeting of stockholders.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Michael Connors
James Coulter		Member	Member
Robert Dahl	Chair
Morteza Ejabat
James H. Greene, Jr.		Member	Member
C. Richard Kramlich		Member	Member
Steven Levy(1)	Member
James Timmins	Member
Number of Meetings in 2006	4	4	2

(1)	Mr. Levy was appointed to the Board of Directors and the Audit Committee effective as of April 10, 2006, upon the recommendation of the Corporate Governance and Nominating Committee. Mr. Levy was brought to the attention of the Corporate Governance and Nominating Committee as a candidate by our Chief Executive Officer.

Audit Committee

The Audit Committee reviews the professional services provided by our independent registered public accounting firm, the independence of such independent registered public accounting firm from our management, and our annual and quarterly financial statements. The Audit Committee also reviews such other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Board of Directors has determined that Robert Dahl and Steven Levy meet the qualifications of an “audit committee financial expert” as defined by the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to the experience and understanding of Messrs. Dahl and Levy with respect to certain accounting and auditing matters. The designation does not impose upon Messrs. Dahl and Levy any duties, obligations or liabilities that are greater than are generally imposed on them as members of the Audit Committee and the Board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. The responsibilities and activities of the Audit Committee are described in greater detail in “Audit Committee Report.”

Compensation Committee

The Compensation Committee is responsible for establishing and monitoring policies governing the compensation of executive officers. In carrying out these responsibilities, the Compensation Committee is responsible for reviewing the performance and compensation levels for executive officers, establishing salary and bonus levels for these individuals, and approving stock option grants for these individuals under our stock option plans. The objectives of the Compensation Committee are to correlate executive officer compensation with our business objectives and financial performance, and to enable us to attract, retain and reward executive officers who contribute to the long-term success of the company. The Compensation Committee seeks to reward executive officers in a manner consistent with our annual and long-term performance goals, and to recognize individual initiative and achievement among executive officers. For additional information concerning the Compensation Committee, see the “Compensation Discussion and Analysis.”

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee develops and reviews corporate governance principles applicable to the company, identifies individuals qualified to serve as directors, selects or recommends nominees to the Board of Directors for the election of directors, and advises the Board with respect to Board and committee composition. The Corporate Governance and Nominating Committee is also responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board. This assessment includes issues of diversity, age, skills such as understanding of manufacturing, technology, finance and marketing, and international background. These factors, and any other qualifications considered useful by the Corporate Governance and Nominating Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Corporate Governance and Nominating Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Corporate Governance and Nominating Committee has not established any specific minimum criteria or qualifications that a nominee must possess.

In selecting or recommending candidates for election to the Board, the Corporate Governance and Nominating Committee considers nominees recommended by directors, management and stockholders using the same criteria to evaluate all candidates. The Corporate Governance and Nominating Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon the identification of a qualified candidate, the Corporate Governance and Nominating Committee would select, or recommend for consideration by the full Board, the nominee for the election of directors. The Corporate Governance and Nominating Committee may engage consultants or third party search firms to assist in identifying and evaluating potential nominees. To recommend a prospective nominee for the Corporate Governance and Nominating Committee’s consideration, stockholders should submit the candidate’s name and qualifications to Zhone’s Corporate Secretary in writing to the following address: Zhone Technologies, Inc., Attention: Corporate Secretary, 7001 Oakport Street, Oakland, California 94621. When submitting candidates for nomination to be elected at the annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by our bylaws.

Communications with the Board

Any stockholder wishing to communicate with any of our directors regarding corporate matters may write to the director, c/o Corporate Secretary, Zhone Technologies, Inc., 7001 Oakport Street, Oakland, California 94621. The Corporate Secretary will forward these communications directly to the director(s). However, certain correspondence such as spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material may be forwarded elsewhere within the company for review and possible response.

PROPOSAL 1:

ELECTION OF DIRECTORS

Overview

The authorized number of directors is presently eight. In accordance with our certificate of incorporation, we divide our Board of Directors into three classes, with Class I consisting of two members, and Class II and Class III consisting of three members. We elect one class of directors to serve a three year term at each annual meeting of stockholders. At this year’s annual meeting of stockholders, we will elect three Class III Directors to hold office until the 2010 annual meeting. At next year’s annual meeting of stockholders, we will elect two Class I directors to hold office until the 2011 annual meeting, and the following year, we will elect three Class II directors to hold office until the 2012 annual meeting. Thereafter, elections will continue in a similar manner at subsequent annual meetings. Each elected director will continue to serve until his successor is duly elected or appointed.

The Board of Directors unanimously nominated Morteza Ejabat, Michael Connors and James Timmins as Class III nominees for election to the Board. Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received “FOR” the election of Messrs. Ejabat, Connors and Timmins. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected as a director.

The following table sets forth for each nominee to be elected at the annual meeting and for each director whose term of office will extend beyond the annual meeting, the age of each nominee or director, the positions currently held by each nominee or director with the company, the year in which each nominee’s or director’s current term will expire, and the class of director of each nominee or director.

Name	Age	Position	Term Expires	Class
Morteza Ejabat	57	Chief Executive Officer, President and Chairman of the Board of Directors	2007	III
Michael Connors	65	Director	2007	III
James Coulter	47	Director	2009	II
Robert Dahl	66	Director	2008	I
James H. Greene, Jr.	56	Director	2009	II
C. Richard Kramlich	71	Director	2009	II
Steven Levy	50	Director	2008	I
James Timmins	51	Director	2007	III

Class III Directors with Terms Expiring at this Annual Meeting

Morteza Ejabat is a co-founder of Zhone and has served as Chairman of the Board of Directors, President and Chief Executive Officer since June 1999. Prior to co-founding Zhone, from June 1995 to June 1999, Mr. Ejabat was President and Chief Executive Officer of Ascend Communications, Inc., a provider of telecommunications equipment which was acquired by Lucent Technologies, Inc. in June 1999. Previously, Mr. Ejabat held various senior management positions with Ascend from September 1990 to June 1995, most recently as Executive Vice President and Vice President, Operations. Mr. Ejabat holds a B.S. in Industrial Engineering and an M.S. in Systems Engineering from California State University at Northridge, and an M.B.A. from Pepperdine University.

Michael Connors has served as a director of Zhone since November 2003 following the consummation of Zhone’s merger with Tellium, Inc. Dr. Connors had been a member of Tellium’s board of directors since June

2000. From 1992 to 1998, Dr. Connors held the office of President of AOL Technologies, an internet service provider, where he led the creation and growth of AOLnet and the development of AOL software and services. Dr. Connors is currently a director of The Connors Foundation. Dr. Connors earned a B.S. in Engineering, an M.S. in Statistics and a Ph.D. in Operations Research from Stanford University.

James Timmins has served as a director of Zhone since July 2002. Since April 2005, Mr. Timmins has been a managing director of Pagemill Partners LLC, an investment banking and venture firm. From 1998 to 2004, Mr. Timmins was a general partner and managing director for NIF Ventures, the U.S. venture capital operation of The Daiwa Securities Group of Japan, an investment banking firm. From 1991 to 1998, Mr. Timmins was a partner at Redwood Partners, an investment firm. From 1987 to 1990, Mr. Timmins was a principal at Hambrecht & Quist, an investment banking firm. Mr. Timmins also serves as a director of WaveSplitter Technologies, Inc. Mr. Timmins holds a B.A. in History and Philosophy from the University of Toronto, and an M.B.A. from Stanford University.

Class I Directors with Terms Expiring in 2008

Robert Dahl has served as a director of Zhone since June 1999. Since January 1998, Mr. Dahl has served as a partner of Riviera Ventures LLP, a private investment firm. Previously, Mr. Dahl held various senior management positions with Ascend Communications, Inc., most recently as Executive Vice President from October 1997 to January 1998 and Chief Financial Officer from January 1994 to October 1997. Mr. Dahl also serves as a director of NorCal Community Bancorp and The Dahl Family Foundation. Mr. Dahl holds a B.S. in Finance from the University of California at Berkeley.

Steven Levy has served as a director of Zhone since April 2006. Mr. Levy most recently served as a Managing Director and Global Head of Communications Technology Research at Lehman Brothers from July 1998 until September 2005. Before joining Lehman Brothers, Mr. Levy was a Director of Telecommunications Research at Salomon Brothers from March 1997 to July 1998, Managing Director and Head of the Communications Research Team at Oppenheimer & Co. from July 1994 to March 1997, and a senior communications analyst at Hambrecht & Quist from July 1986 to July 1994. Mr. Levy is also currently a member of the board of directors of PCTel and Tut Systems. Mr. Levy received a B.S. in Materials Engineering and an M.B.A. from Rensselaer Polytechnic Institute.

Class II Directors with Terms Expiring in 2009

James Coulter has served as a director of Zhone since November 1999. Since January 1993, Mr. Coulter has been a founding partner of Texas Pacific Group, or TPG, a private equity investment firm. Mr. Coulter serves on the board of directors of J. Crew Group, Inc., Lenovo Group Limited and Neiman Marcus Group Inc. Mr. Coulter holds a B.A. in Engineering Sciences from Dartmouth College and an M.B.A. from Stanford University.

James H. Greene, Jr. has served as a director of Zhone since November 1999. Since January 1996, Mr. Greene has been a member of KKR & Co. LLC, the general partner of Kohlberg Kravis Roberts & Co. LP, or KKR, a private equity investment firm. Mr. Greene also serves as a director of Accuride Corporation, Aricent Inc., Avago Technologies, Inc., NuVox, Inc. and SunGard Data Systems, Inc. Mr. Greene holds a B.S. in Economics from the University of Pennsylvania.

C. Richard Kramlich has served as a director of Zhone since November 1999. Since June 1978, Mr. Kramlich has been a general partner of New Enterprise Associates, or NEA, a venture capital firm. Mr. Kramlich also serves as a director of Sierra Monitor Corp. and Silicon Valley Bancshares. Mr. Kramlich holds a B.S. in History from Northwestern University and an M.B.A. from Harvard University.

There are no family relationships among any of our executive officers, directors or director nominees. Messrs. Coulter, Greene and Kramlich are associated with our major stockholders as described above and as set forth in the section entitled “Ownership of Securities.” We have entered into letter agreements with each of KKR-ZT L.L.C., TPG-Zhone, L.L.C. and New Enterprise Associates VIII, L.P., each dated as of November 13, 2003, relating to the nomination of designees to the Board of Directors. Under the terms of these letter agreements, at any annual or special meeting called or in any other action taken for the purpose of electing directors to the Board, Zhone agrees to nominate as directors (1) two nominees designated by KKR, (2) two nominees designated by TPG, and (3) one nominee designated by New Enterprise Associates VIII, L.P. Each of KKR’s and TPG’s rights to designate one nominee to the Board terminates at such time that KKR or TPG holds less than 50% of the shares issued to it in connection with the merger with Tellium, and each of KKR’s and TPG’s rights to designate any remaining nominee terminates at such time that KKR or TPG holds less than 25% of the shares issued to it in connection with the merger with Tellium. NEA’s rights to designate its nominee terminates at such time that NEA holds less than 50% of the shares issued to it in connection with the merger with Tellium. On May 24, 2006, KKR waived its rights under its letter agreement by reducing the number of nominees that it has the right to designate from two to one, provided however that KKR may revoke this waiver at any time, thereby reinstating KKR’s right to designate two nominees to the Board.

Recommendation of the Board

The Board of Directors unanimously recommends that you vote “FOR” the election of Messrs. Ejabat, Connors and Timmins.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee has selected KPMG LLP as Zhone’s independent registered public accounting firm for the fiscal year ending December 31, 2007. KPMG has served as our independent registered public accounting firm since the year ended December 31, 2000. Representatives of KPMG are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG as our independent registered public accounting firm is not required by our bylaws or otherwise. However, we are submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will reconsider whether or not to retain KPMG, and may retain that firm or another without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

Principal Accountant Fees and Services

The following is a summary of the fees billed by KPMG for professional services rendered for the fiscal years ended December 31, 2006 and December 31, 2005:

Fee Category	2006 Fees	2005 Fees
Audit Fees	$1,177,500	$1,298,700
Audit-Related Fees	—	—
Tax Fees	145,000	221,100
All Other Fees	—	—

Total Fees	$1,322,500	$1,519,800

Audit Fees. This category includes the audit of our annual financial statements, the audit of management’s assessment of our internal control over financial reporting and KPMG’s own audit of our internal control over financial reporting, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. This category consists of assurance and related services provided by KPMG that are reasonably related to the performance of the audit or review of our financial statements, and are not reported above as “Audit Fees.” These services include accounting consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards.

Tax Fees. This category consists of professional services rendered by KPMG, primarily in connection with tax compliance, tax planning and tax advice activities. These services include assistance with the preparation of tax returns, claims for refunds, value added tax compliance, and consultations on state, local and international tax matters.

All Other Fees. This category consists of fees for products and services other than the services reported above.

Pre-Approval Policy of the Audit Committee

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services, and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of KPMG as Zhone’s independent registered public accounting firm.

PROPOSAL 3:

AMENDMENT TO THE

ZHONE TECHNOLOGIES, INC. AMENDED AND RESTATED

2001 STOCK INCENTIVE PLAN

Overview

We are requesting that the stockholders vote in favor of an amendment to the Zhone Technologies, Inc. Amended and Restated 2001 Stock Incentive Plan, which was approved by the Board of Directors on March 28, 2007, subject to stockholder approval at the annual meeting.

Under the current terms of the plan, a total of 3,500,000 shares of our common stock, plus shares which were not issued under our Amended and Restated 1997 Employee Stock Incentive Plan, were initially reserved for issuance pursuant to awards granted under the 2001 Stock Incentive Plan. The plan also contains an “evergreen” provision that provides that if, on January 1 of any calendar year, the aggregate number of shares of common stock available under the plan, not including shares that are subject to outstanding awards granted under the plan, is less than 5% of the total number of outstanding shares of common stock on such date, the amount authorized under the plan will increase in an amount so that the aggregate number of shares of common stock that may be granted under the plan, not including shares that are subject to outstanding awards, is equal to the lesser of:

•	5% of the total number of outstanding shares of our common stock on that date, or

•	a number of shares of common stock as determined by the Board of Directors.

The maximum number of shares with respect to which restricted stock awards may be granted under the plan is one quarter of the total shares available under the plan, and no more than 6,125,000 shares may be issued upon exercise of incentive stock options, or ISOs.

As of March 1, 2007, a total of 5,446,013 shares of common stock were available under the plan for the future issuance of various types of equity-based awards, including stock options, stock appreciation rights, dividend equivalent rights, phantom stock, performance units/shares, restricted stock and share awards. Although the total number of shares available for these various types of grants is sufficient for the foreseeable future, the plan imposes a maximum sublimit, which we refer to as the ISO sublimit, on the number of shares that may be issued upon the exercise of ISOs. An “incentive stock option,” which is an option that meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, qualifies for preferred tax treatment. On the other hand, a “nonqualified stock option,” which is any stock option that does not qualify as an ISO, is not entitled to preferred tax treatment. Under the current plan, the ISO sublimit is set at merely 6,125,000 shares. When the ISO sublimit set forth in the plan is reached, the grant of ISOs will be prohibited and the only type of options that we will be permitted to grant are nonqualified stock options.

The proposed amendment to the plan would eliminate the ISO sublimit but allow us to satisfy the Code requirements for the future grant of ISOs by imposing a ceiling on annual evergreen increases under the plan. Accordingly, pursuant to the amendment, if, on January 1 of any calendar year, commencing on January 1, 2008 and ending on January 1, 2017, the aggregate number of shares of common stock available under the plan, not including shares that are subject to outstanding awards granted under the plan, is less than 5% of the total number of outstanding shares of common stock on such date, the amount authorized under the plan will increase in an amount so that the aggregate number of shares of common stock that may be granted under the plan, not including shares that are subject to outstanding awards, is equal to the lesser of:

•	5% of the total number of outstanding shares of our common stock on that date,

•	5,000,000 shares, or

•	a number of shares of common stock as determined by the Board of Directors.

If this Proposal 3 is approved by the stockholders, the maximum aggregate number of shares of our common stock that may become available for issuance under the plan over its term will not exceed 70,000,000 shares (subject to adjustments for stock splits and other changes in capitalization). The maximum number of shares with respect to which restricted stock awards may be granted under the plan will remain at one quarter of the total shares available under the plan, but there will be no separate ISO sublimit on the number of shares that may be issued upon exercise of ISOs. The stockholders are also being asked to approve a new ten year term of the plan. If this Proposal 3 is approved by the stockholders, and the plan is not terminated earlier by the Board, the plan will terminate on the day before the tenth anniversary of the date of its adoption by the Board in March 2017, and no option or award may be granted after that date. We have also deleted certain other immaterial provisions of the plan which are no longer relevant. The plan is not being amended in any respect other than to reflect the changes described above.

Unless the proposed amendment to the plan is authorized and approved by our stockholders, we will be limited in the type of options available for grant, which may be insufficient to achieve the purposes of the plan over the term of the plan. We firmly believe that a broad-based stock incentive program available to employees, officers and directors, including the ability to grant ISOs, is a necessary and powerful incentive and retention tool that benefits all of our stockholders. Without stock options, we would be forced to consider cash replacement alternatives to provide a market competitive total compensation package necessary to attract, retain and motivate the individual talent critical to the future success of the company. These cash replacement alternatives would then reduce the cash available for investment in innovation and technology.

Purpose of the Plan

The purpose of the plan is to strengthen the company by providing an incentive to its employees, officers and directors, and thereby encouraging them to devote their abilities and industry to the success of our business enterprise. We believe that this purpose is achieved by extending to employees, officers and directors an added long-term incentive for high levels of performance and unusual efforts through the grant of stock options and other equity-based incentives.

Summary of the Plan

The following is a summary of the Amended and Restated 2001 Stock Incentive Plan, as amended pursuant to the amendment subject to this proposal. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated 2001 Stock Incentive Plan, a copy of which is attached as Appendix A to this proxy statement.

Administration. The plan is administered by a committee appointed by the Board of Directors. Under the plan, the committee has the authority to, among other things, select the individuals to whom options and awards will be granted, and determine the type, size and the terms and conditions of options and awards.

Eligibility. Under the plan, our directors, officers, employees and consultants are eligible to receive options and awards. As of December 31, 2006, approximately 514 employees and eight directors were eligible to participate in the plan.

Types of Awards. The plan permits the committee to grant a variety of equity-based awards, including stock options, stock appreciation rights, dividend equivalent rights, phantom stock, performance units/shares, restricted stock and share awards.

Number of Shares. Initially, we authorized no more than 3,500,000 shares of common stock for issuance under the plan, plus shares which were not issued under our Amended and Restated 1997 Employee Stock Incentive Plan. The plan also provides that if, on January 1 of any calendar year, the aggregate number of shares of common stock available under the plan, not including shares that are subject to outstanding awards granted under the plan, is less than 5% of the total number of outstanding shares of common stock on such date, the amount authorized under the plan will increase in an amount so that the aggregate number of shares of common stock that may be granted under the plan, not including shares that are subject to outstanding awards, is equal to the lesser of (1) 5% of the total number of outstanding shares of our common stock on that date, (2) 5,000,000 shares, or (3) a number of shares of common stock as determined by the Board of Directors. The maximum number of shares with respect to which restricted stock awards may be granted under the plan is one quarter of the total shares available under the plan. As of December 31, 2006, 10,969,584 stock options were outstanding under the plan at a weighted average exercise price of $2.52 per share, and 3,556,434 shares were available for future grant under the plan. As of December 31, 2006, the per share market price of our common stock was $1.31.

Stock Options. The exercise price of any option granted under the plan may be set at any price, but must be set at or above the fair market value of our common stock on the date of grant to qualify as an ISO or performance based compensation. Each option will vest on the dates and in the installments that the committee designates. At the discretion of the committee, the exercise price of any option may be paid (1) in cash, (2) by transferring shares to us that have been held for at least six months before the option exercise, or (3) by a combination of those methods. In addition, options may be exercised through a registered broker-dealer using any cashless exercise procedures which are, from time to time, deemed acceptable by the committee. Stock options have a maximum term of ten years.

Stock Appreciation Rights (SARs). The plan permits the granting of SARs either in connection with the grant of an option or as a freestanding right. A SAR permits a grantee to receive upon exercise of the SAR, cash and/or shares, at the discretion of the committee, in an amount equal in value to the excess, if any, of the per share fair market value on the exercise date over the per share fair market value on the date of grant (or option exercise price in the case of a SAR granted in connection with an option). When a SAR is granted, however, the committee may establish a limit on the maximum amount a grantee may receive on exercise. The committee will decide, at the time the SAR is granted, the dates at which it will become vested and exercisable.

Dividend Equivalent Rights (DERs). DERs represent a right to receive all or some portion of the cash dividends that are or would be payable with respect to shares. DERs may be granted in tandem with any award under the plan and may be payable currently or deferred until the lapsing of the restrictions on the DERs or until the vesting, exercise, payment, settlement or other lapse of restrictions on the related award. DERs may be settled in cash, shares, or a combination of cash and shares, in single or multiple installments, as determined by the committee.

Restricted Stock. The committee has the authority to determine the terms and conditions of restricted stock awards, including the price to be paid by the grantee for the restricted stock, the restrictions placed on the shares, and the times when the restrictions will lapse. In addition, at the time of grant, the committee, in its discretion, may decide: (1) whether any deferred dividends will be held for the account of the grantee or deferred until the restrictions lapse, (2) whether any deferred dividends will be reinvested in additional shares or held in cash, and (3) whether interest will be accrued on any dividends not reinvested in additional shares of restricted stock. Shares of restricted stock are non-transferable until all restrictions on them have lapsed.

Performance Units and Performance Shares. The committee may award performance units and performance shares to become vested upon the attainment of specified performance objectives to be determined by the committee. Performance objectives may be expressed in terms of earnings per share, share price, pre-tax profits, after-tax profits, operating profits, sales or expenses, net earnings, return on equity or assets, revenues, EBITDA, market share, market penetration or confidential business objectives. Performance objectives may be in respect of our performance, the performance of any of our subsidiaries, the performance of any of our divisions, or any combination of the foregoing. Performance objectives may be absolute or relative (to our prior performance or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. Performance units may be denominated in dollars or in shares, and payments in respect of performance units may be made in cash, shares or any combination of the foregoing, as determined by the committee.

Share Awards; Phantom Stock. The committee may, in its discretion, grant other share awards on terms and conditions determined by the committee. Share awards may include grants of phantom stock. Upon the vesting of a phantom stock award, the grantee will be entitled to receive a cash payment in respect of each share of phantom stock which will be equal to the fair market value of a share as of the date the phantom stock award was granted, or on another date selected by the committee. The committee may provide a limitation on the amount payable in relation to each share of phantom stock. In lieu of a cash payment, the committee may, in its discretion, settle phantom stock awards with shares having a fair market value equal to the cash payment to which the grantee has become entitled.

Effect of Change in Control. In the event of a change in control of Zhone, the committee may provide for any or all of the following alternatives:

•	require participants to surrender their outstanding options or stock appreciation rights for a cash payment;

•	replace outstanding options or stock appreciation rights with other rights or property;

•	accelerate the vesting of all or a portion of the options, stock appreciation rights or performance awards;

•	cause the restrictions on all or a portion of the shares of restricted stock to lapse;

•	require that the successor or survivor corporation assume the options, stock appreciation rights, restricted stock and performance awards, or replace them with equivalent options or awards; or

•	adjust the terms and conditions of outstanding options, stock appreciation rights, restricted stock or performance awards.

Amendment and Termination. The Board of Directors may amend or terminate the plan at any time, as long as the amendment or termination does not negatively affect any options or awards that have previously been granted under the plan without the consent of the holder. Furthermore, no amendment or termination may deprive any holder of any shares which he or she may have acquired through or as a result of the plan. To the extent necessary under any applicable law or regulation, no amendment will be effective unless approved by our stockholders. If it is not terminated earlier by the Board, the plan will terminate on the tenth anniversary of the date of its adoption by the Board in March 2017, and no option or award may be granted after that date.

New Plan Benefits. The number of awards that an officer, director, employee or consultant may receive under the plan is in the discretion of the committee and therefore cannot be determined in advance, and the committee has not made any determination to grant any awards to any persons under the plan as of the date of this proxy statement.

U.S. Federal Income Tax Consequences

The following is a brief description of the current U.S. federal income tax treatment that will generally apply to stock options and other awards under the plan made to participants who are subject to U.S. income tax. The summary is not intended to be exhaustive and, among other things, does not describe alternative minimum tax, state, local or foreign income and other tax consequences.

Options. The grant of a nonqualified stock option will not result in taxable income to the optionee. The optionee will generally realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares. Gains or losses realized by the optionee upon disposition of the shares will be treated as capital gains and losses, with the basis in the shares being equal to the fair market value of the shares at the time of exercise. To the extent that a nonqualified stock option is granted at a price which is less than the fair market value of shares of our common stock on the date of grant, such nonqualified stock option will be considered deferred compensation and subject to Section 409A of the Code, which provides rules regarding the timing of payment of deferred compensation. A nonqualified stock option subject to Section 409A of the Code, which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently, the manner in which the additional tax and penalties and interest will be applied under Section 409A is unclear.

The grant of an ISO will not result in taxable income to the optionee, and the exercise of an ISO generally will not result in taxable income to the optionee. However, for purposes of the alternative minimum tax, the excess of the fair market value of the shares acquired over the exercise price upon exercise of an ISO is treated as an item of tax preference. Accordingly, the exercise of an ISO may result in an alternative minimum tax liability. The disposition of shares acquired upon exercise of an ISO will ordinarily result in capital gain or loss. However, if the holder disposes of the shares acquired upon the exercise of an ISO within two years after the date of grant or one year after the date of exercise (a disqualifying disposition), the holder will generally recognize ordinary income, in the amount of the excess of the fair market value of the shares on the date the option was exercised over the option exercise price. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of excise of the option will generally be capital gain.

Generally, we will be entitled to a federal income tax deduction in the same amount and at the same time as the optionee recognizes ordinary income, subject to any deduction limitation under Section 162(m) of the Code, which is discussed below.

Stock Appreciation Rights. The grant of a SAR will not result in taxable income to the grantee. The amount of any cash (or the fair market value of any shares) received upon the exercise of a SAR under the plan will be includible in the grantee’s ordinary income. We will be entitled to a deduction, subject to the deduction limitation under Section 162(m) of the Code, equal to the amount included in a grantee’s income by reason of the exercise of a SAR. Gains and losses realized by the grantee upon disposition of any shares received on the exercise of a SAR will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise. To the extent that a SAR is granted at a price which is less than the fair market value of shares of our common stock on the date of grant, such SAR will be considered deferred compensation and subject to Section 409A of the Code, which provides rules regarding the timing of payment of deferred compensation. A SAR subject to Section 409A of the Code, which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently, the manner in which the additional tax and penalties and interest will be applied under Section 409A is unclear.

Dividend Equivalent Rights. A grantee realizes ordinary income upon the receipt of DERs in an amount equal to any cash received and the fair market value of any shares received. We will be entitled to a deduction of the same amount, subject to any deduction limitation under Section 162(m) of the Code.

Restricted Stock. A grantee will not recognize taxable income upon the grant of restricted stock, and the recognition of any income will be postponed until the shares are no longer subject to the restriction or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the grantee will recognize ordinary income equal to the fair market value of the restricted stock at the time that such restrictions lapse. A grantee may elect to be taxed at the time of the grant of restricted stock and, if this election is made, the grantee will recognize ordinary income equal to the excess of the fair market value of the restricted stock at the time of grant (determined without regard to any of the restrictions thereon) over the amount paid, if any, by the grantee for such shares. Generally, we will be entitled to a federal income tax deduction, at the time the grantee recognizes ordinary income, in an amount equal to that income, subject to any deduction limitation under Section 162(m) of the Code.

Performance Shares and Performance Units. Generally, a grantee will not recognize any taxable income upon the award of performance shares or performance units. At the time performance shares vest or the grantee receives a distribution with respect to performance units, the fair market value of the vested shares or the amount of any cash or shares received in payment for such awards generally is taxable to the grantee as ordinary income. Performance share awards and performance stock units can also be considered nonqualified deferred compensation under Section 409A of the Code and, if the terms of such grant do not meet the requirements of

Section 409A, will result in an additional 20% tax obligation, plus penalties and interest to such participant. Currently, the manner in which the additional tax and penalties and interest will be applied under Section 409A is unclear. Subject to any deduction limitation under Section 162(m) of the Code, we generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the grantee.

Section 162(m). Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does allow a deduction for “performance based compensation.” We have structured and intend to implement and administer the plan (except with respect to grants of restricted stock and stock options with an exercise price of less than the fair market value of the underlying shares on the date of grant, and certain change in control payments) so that the compensation resulting from options and awards under the plan will qualify as “performance based compensation.” The committee, however, has the discretion to grant options and awards with terms that will result in the options and awards not constituting performance-based compensation.

Section 280G. Under certain circumstances, the accelerated vesting or exercise of options or the accelerated lapse of restrictions with respect to other awards in connection with a change of control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and we may be denied a federal income tax deduction.

Tax Advice. The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the plan. An optionee or grantee may also be subject to state and local taxes in connection with the grant of awards under the plan. We suggest that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Recommendation of the Board

The Board of Directors unanimously recommends that you vote “FOR” the amendment to the 2001 Stock Incentive Plan.

OWNERSHIP OF SECURITIES

Beneficial Ownership Table

The following table sets forth information known to us regarding ownership of Zhone common stock on December 31, 2006 by (1) each person who beneficially owned more than 5% of Zhone common stock, (2) each current director and director nominee, (3) each of the named executives identified in the Summary Compensation Table set forth below under the heading “Executive Compensation,” and (4) all directors, named executives and their affiliates as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)		Percent Owned (3)
New Enterprise Associates entities	14,703,288	(4)	9.8%
Texas Pacific Group entities	8,971,604	(5)	6.0
KKR entities	8,959,375	(6)	6.0
Morteza Ejabat	4,409,284	(7)	2.9
Kirk Misaka	465,539	(8)	*
Robert Dahl	233,422	(9)	*
Michael Connors	188,059	(10)	*
James H. Greene, Jr.	123,404	(11)	*
C. Richard Kramlich	54,726	(12)	*
James Timmins	54,726	(13)	*
James Coulter	42,497	(14)	*
Steven Levy	9,374	(15)	*
Michael Fischer	112,986	(16)	*
David Misunas	154,590	(17)	*
Michael Scheck	180,262	(18)	*
All directors, named executives and their affiliates as a group (15 persons)	38,663,136	(19)	25.9%

*	Less than 1%.
(1)	Under the rules of the SEC, a person is the beneficial owner of securities if that person has sole or shared voting or investment power. Except as indicated in the footnotes to this table and subject to applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.
(2)	In computing the number of shares beneficially owned by a person named in the table and the percentage ownership of that person, shares of common stock that such person had the right to acquire within 60 days after December 31, 2006 are deemed outstanding, including without limitation, upon the exercise of options. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.
(3)	For each person included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of (a) 149,277,318 shares of common stock outstanding on December 31, 2006 plus (b) the number of shares of common stock that such person had the right to acquire within 60 days after December 31, 2006.
(4)	Consists of (a) 1,817,129 shares held by New Enterprise Associates VIII, L.P., (b) 1,294,180 shares held by New Enterprise Associates 8A, L.P., (c) 4,295,343 shares held by New Enterprise Associates 9, L.P., (d) 7,209,727 shares held by New Enterprise Associates 10, L.P., (e) 3,525 shares subject to options held by NEA Development Corp., exercisable within 60 days after December 31, 2006, (f) 13,425 shares subject to warrants held by New Enterprise Associates VIII, L.P., exercisable within 60 days after December 31, 2006, (g) 26,849 shares subject to warrants held by New Enterprise Associates 8A, L.P., exercisable within 60 days after December 31, 2006, and (h) 43,110 shares subject to warrants held by New Enterprise Associates 10, L.P., exercisable within 60 days after December 31, 2006. The address of the entities affiliated with New Enterprise Associates is 1119 St. Paul Street, Baltimore, Maryland 21202.
(5)

Consists of (a) 8,959,375 shares held by TPG Zhone, L.L.C., and (b) 12,229 shares held by TPG Genpar II, L.P. TPG Advisors II Inc. is the general partner of TPG Genpar II, L.P., which is the general partner of TPG

Partners II, L.P., which is the managing member of TPG Zhone, L.L.C. The address of the entities affiliated with Texas Pacific Group is 345 California Street, Suite 3300, San Francisco, California 94104.

(6)	Consists of 8,959,375 shares held by KKR-ZT, L.L.C., an entity affiliated with Kohlberg Kravis Roberts & Co. L.P. KKR 1996 GP LLC is the sole general partner of KKR Associates 1996 L.P., which is the sole general partner of KKR 1996 Fund L.P., which is the senior member of KKR-ZT, L.L.C. KKR 1996 GP LLC is a limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts, and the other members of which are Messrs. Paul E. Raether, Michael W. Michelson, Perry Golkin, Johannes Huth, Todd A. Fisher, Alexander Navab and James H. Greene, Jr. Each of such individuals may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 GP LLC. Each of such individuals disclaims ownership in such shares. The address of the entities affiliated with KKR 1996 GP LLC is 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025.
(7)	Consists of (a) 2,614,059 shares held by Mr. Ejabat, (b) 70,500 shares held by Mr. Ejabat as Trustee of the Salmeh Ejabat Trust, (c) 70,500 shares held by Mr. Ejabat as Trustee of the Ashlee Ann Ejabat Trust, (d) 845,978 shares held by Mr. Ejabat as Trustee of the Morteza Ejabat Trust Under Declaration of Trust Dated May 18, 1998, and (e) 808,247 shares subject to options exercisable by Mr. Ejabat within 60 days after December 31, 2006.
(8)	Consists of (a) 182,444 shares held by Mr. Misaka, and (b) 283,095 shares subject to options exercisable by Mr. Misaka within 60 days after December 31, 2006.
(9)	Consists of (a) 190,925 shares held by Mr. Dahl as Trustee of the Dahl Family Trust Dated October 1, 1989, as amended, and (b) 42,497 shares subject to options exercisable by Mr. Dahl within 60 days after December 31, 2006.
(10)	Consists of (a) 24,729 shares held by Dr. Connors, (b) 83,333 shares held by Suaimhneas LLC, of which Dr. Connors is the sole manager and his adult children are the owners, and (c) 79,997 shares subject to options exercisable by Dr. Connors within 60 days after December 31, 2006.
(11)	Consists of (a) 12,229 shares held by Mr. Greene, and (b) 111,175 shares subject to options exercisable by Mr. Greene within 60 days after December 31, 2006. Mr. Greene is a member of KKR 1996 GP LLC, which is the sole general partner of KKR Associates 1996 L.P., which is the sole general partner of KKR 1996 Fund L.P., which is the senior member of KKR-ZT, L.L.C. Mr. Greene may be deemed to share beneficial ownership in the shares beneficially owned by KKR 1996 GP LLC. Mr. Greene disclaims beneficial ownership in such shares.
(12)	Consists of (a) 12,229 shares held by Mr. Kramlich, and (b) 42,497 shares subject to options exercisable by Mr. Kramlich within 60 days after December 31, 2006. Mr. Kramlich is a general partner of New Enterprise Associates and disclaims beneficial ownership of all shares that would be deemed to be beneficially owned through his relationship with New Enterprise Associates and its affiliated entities, except to the extent of his proportionate interest therein.
(13)	Consists of (a) 12,229 shares held by Mr. Timmins, and (b) 42,497 shares subject to options exercisable by Mr. Timmins within 60 days after December 31, 2006.
(14)	Consists of 42,497 shares subject to options exercisable by Mr. Coulter within 60 days after December 31, 2006. Mr. Coulter is a partner of Texas Pacific Group and a stockholder, officer and director of TPG Advisors II, Inc. Mr. Coulter disclaims beneficial ownership of all shares that would be deemed to be beneficially owned through his relationship with Texas Pacific Group and its affiliated entities, except to the extent of his proportionate interest therein.
(15)	Consists of 9,374 shares subject to options exercisable by Mr. Levy within 60 days after December 31, 2006.
(16)	Consists of (a) 6,000 shares held by Mr. Fischer, and (b) 106,986 shares subject to options exercisable by Mr. Fischer within 60 days after December 31, 2006.
(17)	Consists of (a) 92,488 shares held by Mr. Misunas, and (b) 62,102 shares subject to options exercisable by Mr. Misunas within 60 days after December 31, 2006.
(18)	Consists of (a) 26,508 shares held by Mr. Scheck, (b) 41 shares held by Michael and Wendy Scheck, (c) 381 shares held by the Michael W. Scheck and Wendy Lee Scheck Living Trust, and (d) 153,332 shares subject to options exercisable by Mr. Scheck within 60 days after December 31, 2006.
(19)	Includes 1,787,821 shares subject to options and 83,384 shares subject to warrants exercisable within 60 days after December 31, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of Zhone common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to furnish us with copies of all forms that they file. Based solely on our review of copies of these forms in our possession and in reliance upon written representations from our directors and executive officers, we believe that all of our directors, executive officers and 10% stockholders complied with the Section 16(a) filing requirements during 2006, with the exceptions noted herein. One late Form 4 was filed on behalf of Morteza Ejabat on October 26, 2006 to report the receipt of one share of Zhone common stock as a gift on December 9, 2003. One late Form 4 was filed on behalf of Kirk Misaka on October 26, 2006 to report the receipt of one share of Zhone common stock as a gift on December 9, 2003. One late Form 4 was filed on behalf of James Coulter on May 31, 2006 to report the transfer of 7,468 shares from Mr. Coulter to TPG Advisors II Inc. for no consideration on September 30, 2005, and to report the grant of 4,761 shares to Mr. Coulter on May 17, 2006. One late Form 4 was filed on behalf of TPG Advisors II Inc. on May 31, 2006 to report the corresponding receipt of 7,468 shares from Mr. Coulter to TPG Advisors II Inc. for no consideration on September 30, 2005.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

We recognize that the ability to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees, and we value these qualities most highly. To this end, we strive to create an environment of mutual respect, encouragement and teamwork—an environment that rewards commitment and performance and is responsive to the needs of our employees and their families. The objectives of our compensation and benefits programs are to:

•	Attract, engage and retain the workforce that helps ensure our future success;

•	Motivate and inspire employee behavior that fosters a high-performance culture;

•	Support a cost-effective and flexible business model;

•	Reinforce key business objectives; and

•	Provide stockholders with a superior rate of return.

Most of our compensation elements simultaneously fulfill one or more of these objectives. These elements consist of (1) base salary, (2) performance bonus, (3) long-term equity incentives, (4) retirement savings opportunity, and (5) health and welfare benefits. Each component aligns the interests of our employees with the interests of our stockholders in different ways, whether through focusing on short-term and long-term performance goals, promoting an ownership mentality toward one’s job, linking individual performance to the company’s performance, or by ensuring healthy employees.

Compensation Determination Process

The elements of our rewards program for executive officers are benchmarked against other comparable communications companies, general industry companies of similar size in terms of revenue and market capitalization, and companies which are otherwise relevant. In 2006, the company, through its human resources department, engaged independent compensation consultants, HRMG, Inc. and Omura Consulting Group, to provide insight and advice on matters regarding trends in executive officer compensation and benefits practices. With the assistance of HRMG and Omura Consulting, we reviewed the compensation practices of a peer group of companies consisting of a broad range of companies in the high technology industry. In 2006, our peer group consisted of the following companies: Applied Signal Technology, Centillium Communications, Ciena, Covad Communications, Ditech Networks, DSP Group, Harmonic, Ikanos Communications, Netgear, Network Equipment Technologies, Occam Networks, Redback Networks, Stratex Networks, Sunrise Telecom, Symmetricom and Tellabs. We believe that this group of companies provides an appropriate peer group because they consist of similar organizations against whom we compete to obtain and retain top quality talent. In addition to peer group data, we also analyzed and incorporated market information from nationally recognized compensation surveys.

However, we do not believe that it is appropriate to establish compensation levels based solely on benchmarking. We rely upon our judgment in making compensation decisions, after reviewing the performance of the company and carefully evaluating an executive officer’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the company, current compensation arrangements and long-term potential to enhance stockholder value. While competitive market compensation paid by other companies is one of the many factors that we consider in assessing the reasonableness of compensation, we do not attempt to maintain a certain target percentile within a peer group or otherwise rely on those data to determine executive officer compensation. Instead, we incorporate flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment. We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Any apportionment goal is not applied rigidly and does not control our compensation decisions. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our executive officers to deliver superior performance and retain them to continue their careers with Zhone on a cost-effective basis.

The Compensation Committee, on occasion, meets with our executive officers (the Chief Executive Officer and Chief Financial Officer) to obtain recommendations with respect to the company’s compensation programs, practices and packages for executive officers, senior managers, other employees and directors. Our Chief Executive Officer and Chief Financial Officer, with the assistance and support of the human resources department, provide recommendations regarding the design of the company’s compensation programs to the Compensation Committee. The Compensation Committee considers, but is not bound to accept, management’s recommendations with respect to executive officer compensation. The Compensation Committee also reviews the analyses and recommendations of the compensation consultants retained by the company, and approves the recommendations with modifications as deemed appropriate by the Compensation Committee.

Our Chief Executive Officer, Morteza Ejabat, and our Chief Financial Officer, Kirk Misaka, attend some of the Compensation Committee meetings, but the Compensation Committee also regularly holds executive sessions not attended by any members of management or non-independent directors. The Compensation Committee discusses Mr. Ejabat’s compensation package with him, but makes decisions with respect to Mr. Ejabat’s compensation without him present. The Compensation Committee has the ultimate authority to make decisions with respect to the compensation of our executive officers, but may, if it chooses, delegate any of its responsibilities to subcommittees. The Compensation Committee has delegated to Mr. Ejabat the authority to grant long-term incentive awards to employees below the level of executive officer under guidelines set by the Compensation Committee. The Compensation Committee also has authorized Mr. Ejabat to make salary adjustments and short-term incentive decisions for all employees other than certain officers under guidelines approved by the Compensation Committee. The Compensation Committee has not delegated any of its authority with respect to the compensation of executive officers. Although neither the Compensation Committee nor the Board of Directors is required to ratify the actions of Mr. Ejabat with regard to the authority delegated to him, as a matter of good corporate practice, Mr. Ejabat periodically provides a report to the Board regarding grants of long-term incentive awards to employees authorized by him.

Base Salaries

In general, base salaries for employees, including executive officers, are established based on the scope of their responsibilities, individual contribution, prior experience, sustained performance and anticipated level of difficulty of replacing the employee with someone of comparable experience and skill. Decisions regarding salary increases take into account the executive officer’s current salary and the amounts paid to the executive officer’s peers outside the company. In addition to considering the competitive pay practices of other companies, we also consider the amounts paid to executive officer’s peers inside the company by conducting an internal pay equity analysis which compares the pay of each executive officer to other members of the management team. Base salaries are reviewed periodically, but are not automatically increased if the Compensation Committee believes that other elements of compensation are more appropriate in light of our stated objectives. This strategy is consistent with our intent of offering compensation that is contingent on the achievement of performance objectives.

Performance Bonuses

Our incentive cash compensation awards emphasize pay-for-performance by providing our employees with the opportunity to receive performance bonuses only upon the attainment of financial and other corporate performance objectives, as well as individual performance objectives. Upon an evaluation of the overall performance of the company, the performance of the business unit that the executive officer leads and an assessment of the executive officer’s performance against expectations, the Compensation Committee uses discretion in determining the bonus for each individual executive officer.

As a supplement to these potential discretionary awards, the Compensation Committee established an incentive awards program in early 2006. The incentive awards program is an annual cash-based, pay-for-performance incentive program, and its purpose is to motivate and reward eligible employees for their contributions to strong annual business performance by making a substantial portion of their cash compensation variable and dependent upon the company’s annual financial performance. Based on these and the objectives described above, the Compensation Committee developed and approved specific performance measures for use during fiscal 2006 under our incentive awards program, in which eligible employees, including our executive officers participated during fiscal 2006. For 2006, the financial performance measures consisted of revenue, EBITDA and share price, and were set at three levels of performance (threshold, target and aspiration), each of which was tied to a successively higher level of reward. The financial performance objectives represented a substantial stretch beyond the actual results achieved in 2005, and in setting these “stretch” performance objectives, we realized that the achievement of the planned performance would be very difficult. We believed that the establishment of stretch performance objectives was appropriate so that the attainment of these goals was not assured.

Bonuses are paid under the incentive awards program only if the company meets the financial objectives established at the beginning of the year. The performance bonus that any particular employee is eligible to earn is established as a percentage of the individual’s base salary. In particular, the potential bonuses for which the executive officers are eligible range from no payment if the goals are below the threshold level, 25% of base salary if the threshold goals are met, 50% of base salary if the target goals are met, and 75% of base salary if the aspiration goals are attained. If the performance measures are achieved and a bonus is payable, the actual bonus amount payable to an employee (other than our Chief Executive Officer and Chief Financial Officer) could be modified in the context of an assessment of the performance of the employee’s business unit and an evaluation of the employee’s individual performance. Following the end of fiscal 2006, we compared the company’s actual performance to the predetermined performance measures for the year specified in early fiscal 2006. For 2006, performance fell below the minimum financial performance objectives, and as a result, no bonuses were paid under the incentive awards program. However, as described more fully below, the Compensation Committee authorized the approval of a discretionary cash bonus, independent of the incentive awards program, to Mr. Ejabat.

Long-Term Equity Incentives

The goal of our long-term, equity-based incentive awards is to align the interests of employees with stockholders and to provide each employee with an incentive to manage Zhone from the perspective of an owner with an equity stake in the business. Because vesting is based on continued employment, our equity-based incentives also facilitate the retention of employees through the term of the awards. In determining the size of the long-term equity incentives to be awarded to employees, we take into account a number of internal factors, such as the relative job scope, individual performance history, prior contributions to the company, the size of prior grants and competitive market data. Based upon these factors, the Compensation Committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

To reward and retain employees in a manner that best aligns employees’ interests with stockholders’ interests, we use stock options as the primary incentive vehicle for long-term compensation opportunities. We believe that stock options are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock options to our future performance. Because employees are able to profit from stock options only if our stock price increases in value over the stock option’s exercise price, we believe the options provide effective incentives to employees to achieve increases in the value of our stock. To minimize the potential dilution to our stockholders, we strive to limit the total number of stock options granted pursuant to our annual refresh program to 2% of the total number of shares of Zhone common stock outstanding. In addition, our stock option programs are broad-based, and in 2006, an aggregate of approximately 2,970,900 stock options were granted to substantially all of our employees under our annual refresh grant program.

Consistent with the process in place in prior years, annual grants of options are typically approved by the Board of Directors at its regularly scheduled meeting in August and have a grant date effective as of the first day of the September following the Board’s meeting. While the vast majority of stock option awards to our employees have been made pursuant to our annual grant program, the Compensation Committee retains discretion to make stock option awards to employees at other times, including in connection with the hiring of an employee, the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the Compensation Committee. The exercise price of any such grant is the fair market value of Zhone common stock on the grant date. The Compensation Committee has not granted, nor does it intend in the future to grant, equity compensation awards to employees in anticipation of the release of material nonpublic information that is likely to result in changes to the price of Zhone common stock, such as a significant positive or negative earnings announcement. Similarly, the Compensation Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates.

In March 2006, we determined that a significant number of our employees held stock options with exercise prices in excess of our stock price, which reduces the value of the options to employees and could affect our ability to retain present employees, or attract prospective employees. In furtherance of retention and as a future incentive to all active employees who held stock options with exercise prices in excess of our stock price, our Compensation Committee approved a one time grant of options at the rate of one share underlying the new option grant for every four shares underlying existing options with an exercise price of $4.00 or higher.

Retirement Savings

Our employees are eligible to participate in our 401(k) plan. Each employee may make before-tax contributions of up to 60% of their base salary, up to the limits imposed by the Code. We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax efficient manner. We currently do not provide a matching contribution under our 401(k) plan, nor do we offer retirement benefits.

Health and Welfare Benefits

The establishment of competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance, in each case on the same basis as other employees. We believe that these health and welfare benefits help ensure that the company has a productive and focused workforce through reliable and competitive health and other benefits.

Executive Officer Compensation

The specific compensation decisions made for each of our executive officers, Morteza Ejabat and Kirk Misaka, for 2006 reflect the performance of the company against key financial and operational measurements. In determining the compensation of Messrs. Ejabat and Misaka for 2006, we evaluated the overall performance of the company and their contributions to that performance, as well as the performance of the business unit or function that each leads when relevant. In 2006, the base salaries for Messrs. Ejabat and Misaka remained unchanged in comparison to the salaries paid at the end of 2005. In February 2007, we conducted an evaluation and review of the compensation levels of Messrs. Ejabat and Misaka, including peer group data, compensation surveys and an internal pay equity analysis which compared their respective base salaries to the 25 other senior managers to ensure that the salaries of Messrs. Ejabat and Misaka were within a reasonable multiple of the salaries of the other members of the management team. For 2007, the Compensation Committee determined that the current base salary levels are fundamentally competitive and sound, and accordingly, no increases to salaries were authorized for Messrs. Ejabat and Misaka.

As previously described, no bonuses were paid to any employees, including Messrs. Ejabat and Misaka, pursuant to the incentive awards program. However, separate and independent of the incentive awards program, the Compensation Committee awarded Mr. Ejabat a discretionary cash bonus of $435,000. The Compensation Committee determined that this discretionary bonus was consistent with the company’s objective to reward, retain and motivate Mr. Ejabat because of his critical role in the successful achievement of business goals and other factors, including the individual performance of Mr. Ejabat relative to our key strategic objectives, his role in the sale of non-strategic patents, and his role in expanding the company’s customer base.

With regard to equity incentive compensation, the Compensation Committee awarded Messrs. Ejabat and Misaka stock options to purchase 1,014,624 and 411,515 shares, respectively. The option grants place a significant portion of the total compensation of Messrs. Ejabat and Misaka at risk, since the option grant delivers a return only if Zhone common stock appreciates over the option term. The vesting terms of the stock options are outlined in the table below entitled “Grants of Plan-Based Awards in 2006.”

Tax Deductibility of Executive Compensation

Limitations on the deductibility of compensation may occur under Section 162(m) of the Code, which generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million, unless such compensation is performance based and certain specific and detailed criteria are satisfied. Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs, particularly in light of the company’s substantial net operating losses. We believe that achieving our compensation objectives set forth above is more important than the benefit of tax deductibility, and we reserve the right to maintain flexibility in how we compensate our executive officers that may result in limiting the deductibility of amounts of compensation from time to time.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the 2006 fiscal year were James Coulter, James H. Greene, Jr. and C. Richard Kramlich. All members of the Compensation Committee during 2006 were independent directors, and none of them were our employees or former employees. During 2006, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Zhone’s proxy statement for the 2007 annual meeting.

Respectfully Submitted by the Compensation Committee

James Coulter

James H. Greene, Jr.

C. Richard Kramlich

Summary Compensation Table

The following table sets forth the compensation earned during the year ended December 31, 2006 by our Chief Executive Officer and Chief Financial Officer, as well as our three other most highly compensated senior managers. We refer to these executive officers and senior managers throughout this proxy statement as our named executives.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)		Total ($)
Morteza Ejabat(4) Chief Executive Officer, President and Chairman of the Board of Directors	2006	825,000	435,000	—	983,313	—	—	768	(5)	2,244,081

Kirk Misaka Chief Financial Officer, Treasurer and Secretary	2006	365,000	—	—	319,187	—	—	768	(6)	684,955

Michael Fischer Vice President, United States Sales	2006	150,000	—	—	102,560	138,726	—	5,268	(7)	396,554

David Misunas Vice President, Business Development	2006	275,000	—	—	63,749	—	—	768	(8)	339,517

Michael Scheck Vice President, International Sales	2006	150,000	—	—	173,016	193,374	—	5,268	(9)	521,658

(1)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to each of the named executives, in 2006 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 6 to the financial statements included in the company’s annual report on Form 10-K for the year ended December 31, 2006, as filed with the SEC. These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives.
(2)	The amounts in this column represent sales commissions paid under the sales management compensation plan.
(3)	Unless otherwise indicated, the aggregate amount of perquisites and other personal benefits, securities or property provided to each named executive, valued on the basis of aggregate incremental cost to the company, was less than $10,000.
(4)	See also “Executive Compensation—Potential Payments Upon Termination” and “Certain Relationships and Related Transactions” for additional information concerning Mr. Ejabat.
(5)	This amount consists of Zhone’s payment of $768 in life insurance premiums on behalf of Mr. Ejabat.
(6)	This amount consists of Zhone’s payment of $768 in life insurance premiums on behalf of Mr. Misaka.
(7)	This amount consists of (a) Zhone’s payment of $768 in life insurance premiums on behalf of Mr. Fischer, and (b) an automobile allowance in the amount of $4,500.
(8)	This amount consists of Zhone’s payment of $768 in life insurance premiums on behalf of Mr. Misunas.
(9)	This amount consists of (a) Zhone’s payment of $768 in life insurance premiums on behalf of Mr. Scheck, and (b) an automobile allowance in the amount of $4,500.

Grants of Plan-Based Awards in 2006

The table below sets forth information regarding grants of plan-based awards made to our named executives during 2006.

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#) (2)		Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Stock and Option Awards ($/Sh) (4)
			Threshold ($)	Target ($)	Maximum ($)
Morteza Ejabat	3/10/2006	3/10/2006	206,250	412,500	618,750	—		—	—
	3/10/2006	3/10/2006	—	—	—	64,624	(5)	2.45	109,602
	9/1/2006	8/10/2006	—	—	—	950,000		1.57	851,865

Kirk Misaka	3/10/2006	3/10/2006	91,250	182,500	273,750	—		—	—
	3/10/2006	3/10/2006	—	—	—	11,515	(5)	2.45	19,529
	9/1/2006	8/10/2006	—	—	—	400,000		1.57	358,680

Michael Fischer	9/1/2006	8/10/2006	—	—	—	66,000		1.57	59,182

David Misunas	3/10/2006	3/10/2006	27,500	41,250	55,000	—		—	—
	3/10/2006	3/10/2006	—	—	—	6,955	(5)	2.45	11,796
	9/1/2006	8/10/2006	—	—	—	55,000		1.57	49,319

Michael Scheck	3/10/2006	3/10/2006	—	—	—	7,049	(5)	2.45	11,955
	9/1/2006	8/10/2006	—	—	—	150,000		1.57	134,505

(1)	These columns show the potential value of the payout for each named executive under the incentive awards program if the threshold, target or aspiration goals are satisfied for all financial performance measures. The potential payouts are performance-driven and therefore completely at risk. The financial performance objectives and potential bonuses are described in the Compensation Discussion and Analysis. As reflected in the Summary Compensation Table and Compensation Discussion and Analysis, no bonuses were paid under the incentive awards program.
(2)	Unless otherwise indicated, the options vest and become exercisable in 48 equal monthly installments over the course of four years, with the first installment vesting on October 1, 2006.
(3)	The exercise price of option awards is based on the closing price for a share of Zhone common stock on the date of grant.
(4)	This column shows the full grant date fair value of stock options calculated using the Black Scholes pricing model in accordance with SFAS 123R. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 6 to the financial statements included in the company’s annual report on Form 10-K for the year ended December 31, 2006, as filed with the SEC. These amounts reflect the company’s accounting expense, and do not correspond to the actual value that will be recognized by the named executives.
(5)	These options vest and become exercisable in 12 equal monthly installments over the course of one year, with the first installment vesting on April 10, 2006. In March 2006, we determined that a significant number of our employees held stock options with exercise prices in excess of our stock price, which reduces the value of the options to employees and could affect our ability to retain present employees, or attract prospective employees. In furtherance of retention and as a future incentive to all active employees who held stock options with exercise prices in excess of our stock price, our Compensation Committee approved a one time grant of options at the rate of one share underlying the new option grant for every four shares underlying existing options with an exercise price of $4.00 or higher.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table lists all outstanding equity awards held by our named executives as of December 31, 2006.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable (1)
Morteza Ejabat	204,641	53,858	—	5.48	10/1/2013		—	—	—	—
	278,803	221,197	—	3.09	9/1/2014		—	—	—	—
	265,620	584,380	—	2.65	9/1/2015		—	—	—	—
	48,467	16,157	—	2.45	3/10/2016	(3)	—	—	—	—
	59,374	890,626	—	1.57	9/1/2013		—	—	—	—

Kirk Misaka	18,946	2,204	—	0.21	5/14/2013		—	—	—	—
	2,741	549	—	2.97	8/8/2013		—	—	—	—
	7,636	0	—	2.97	9/2/2013	(4)	—	—	—	—
	31,626	8,324	—	5.48	10/1/2013		—	—	—	—
	105,945	84,055	—	3.09	9/1/2014		—	—	—	—
	93,748	206,252	—	2.65	9/1/2015		—	—	—	—
	8,636	2,879	—	2.45	3/10/2016	(3)	—	—	—	—
	24,999	375,001	—	1.57	9/1/2013		—	—	—	—

Michael Fischer	46,499	25,501	—	3.27	5/24/2014	(5)	—	—	—	—
	23,475	46,525	—	3.09	9/1/2014		—	—	—	—
	18,749	41,251	—	2.65	9/1/2015		—	—	—	—
	4,124	61,876	—	1.57	9/1/2013		—	—	—	—

David Misunas	28,124	21,876	—	3.09	9/1/2014		—	—	—	—
	15,624	34,376	—	2.65	9/1/2015		—	—	—	—
	5,216	1,739	—	2.45	3/10/2016	(3)	—	—	—	—
	3,437	51,563	—	1.57	9/1/2013		—	—	—	—
	—	—	—	—	—		185	242	—	—
	—	—	—	—	—		4,406	5,772	—	—

Michael Scheck	51,700	0	—	0.21	7/2/2012	(6)	—	—	—	—
	6,168	1,234	—	2.97	8/8/2013		—	—	—	—
	22,324	5,875	—	5.48	10/1/2013		—	—	—	—
	67,498	52,502	—	3.09	9/1/2014		—	—	—	—
	46,874	103,126	—	2.65	9/1/2015		—	—	—	—
	5,286	1,763	—	2.45	3/10/2016	(3)	—	—	—	—
	9,374	140,626	—	1.57	9/1/2013		—	—	—	—

(1)	Unless otherwise indicated, the options vest and become exercisable in 48 equal monthly installments over the course of four years.
(2)	Value is based on the closing price of Zhone common stock of $1.31 on December 31, 2006, as reported on the Nasdaq Global Market.
(3)	Options with an expiration date of March 10, 2016 were granted outside of the normal annual grant program and vest in 12 equal monthly installments over the course of one year, with the first installment vesting on April 10, 2006.
(4)	Options with an expiration date of September 2, 2013 are fully vested and immediately exercisable upon the date of grant.
(5)	Options with an expiration date of May 24, 2014 vest and become exercisable over the course of four years as follows: 1/4 of the option vests on May 24, 2005, and 1/48 of the option vests each month thereafter.
(6)	Options with an expiration date of July 2, 2012 vest and become exercisable in 36 equal monthly installments over the course of three years.

Option Exercises and Stock Vested in 2006

The following table provides information, for the named executives, on (1) stock option exercises during 2006 and the value realized upon exercise, and (2) the number of shares acquired upon the vesting of stock awards and the value realized.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Morteza Ejabat	—	—	—	—
Kirk Misaka	39,410	33,893	—	—
Michael Fischer	—	—	—	—
David Misunas	—	—	—	—
Michael Scheck	—	—	—	—

(1)	The value realized equals the difference between the option exercise price and the fair market value of Zhone common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

Pension Benefits

None of our named executives participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executives participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Equity Compensation Plan Information

The following table provides information as of December 31, 2006 with respect to shares of Zhone common stock that may be issued under existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation arrangements assumed by us in connection with mergers and acquisitions of the companies that originally granted those options.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	10,971,084	(2)	$2.52	6,543,943	(3)(4)
Equity compensation plans not approved by security holders	1,667	(5)	$2.20	0

Total	10,972,751		$2.52	6,543,943

(1)	This column does not reflect options assumed in mergers and acquisitions where the plans governing the options will not be used for future awards. As of December 31, 2006, a total of 14,168,688 shares of Zhone common stock were issuable upon exercise of outstanding options under those assumed arrangements. The weighted average exercise price of those outstanding options is $6.13 per share.

(2)	Excludes purchase rights currently accruing under the Zhone Technologies, Inc. 2002 Employee Stock Purchase Plan.
(3)	Includes shares available for future issuance under the Zhone Technologies, Inc. 2002 Employee Stock Purchase Plan. As of December 31, 2006, 2,375,009 shares of common stock were available for future issuance under the plan.
(4)	Under the Zhone Technologies, Inc. Amended and Restated 2001 Stock Incentive Plan, the number of shares available for issuance under the plan will be increased automatically on January 1 of any year in which the number of shares available for issuance is less than 5% of the total number of outstanding shares on such date. In any such case, assuming approval of Proposal 3, the increase is equal to an amount such that the aggregate number of shares available for issuance under the plan equals the lesser of (a) 5% of the total number of outstanding shares on such date, (b) 5,000,000 shares, or (c) such other number of shares as determined by the Board.
(5)	This amount represents shares of Zhone common stock issuable upon exercise of outstanding options under the 2002 Stock Incentive Plan. In February 2006, the Board amended a number of our equity compensation plans, including the 2002 Stock Incentive Plan, to provide that no further awards would be made under those plans.

Potential Payments Upon Termination

With exception of Morteza Ejabat, we do not have employment, severance or change of control agreements with the named executives. On October 20, 1999, we entered into an employment agreement with Morteza Ejabat. The agreement had an initial term of four years, but commencing on October 20, 2003 and each anniversary thereafter, the term will automatically be extended for one additional year unless either party delivers notice to the other party of its intention not to extend the term. During the term, Mr. Ejabat will serve as Chief Executive Officer of the company, with such duties and responsibilities as are commensurate with the position, and reports directly to our Board of Directors. Mr. Ejabat’s annual salary will be determined on at least an annual basis by the Compensation Committee. During each year of the term, the Board will review Mr. Ejabat’s performance, and may, in its sole discretion, pay Mr. Ejabat a bonus in addition to his annual salary. Mr. Ejabat is also eligible to participate in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements generally available to other officers. Under Mr. Ejabat’s employment agreement, he will receive certain compensation in the event that his employment is terminated by us “without cause” or by Mr. Ejabat for “good reason” (as each term is defined in the employment agreement). Specifically, in those events, Mr. Ejabat would be entitled to receive a lump sum payment equal to the salary that he would have been entitled to receive had he continued his employment for the balance of the term. Assuming a hypothetical termination of Mr. Ejabat’s employment by us “without cause” or by Mr. Ejabat for “good reason” on December 31, 2006, the last day of our 2006 fiscal year, we would be obligated to pay Mr. Ejabat a lump sum payment of approximately $662,260, representing the salary that he would have been entitled to receive had he continued his employment for the balance of the employment term through October 20, 2007.

Director Compensation

The following table sets forth the compensation earned during the year ended December 31, 2006 by each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Adam Clammer(4)	—	—	—	—	—	—	—
Michael Connors	9,998	—	32,709	—	—	—	42,707
James Coulter	9,998	—	32,709	—	—	—	42,707
Robert Dahl(5)	30,000	—	32,709	—	—	—	62,709
James H. Greene, Jr.(6)	11,998	—	108,237	—	—	—	120,235
C. Richard Kramlich	11,998	—	32,709	—	—	—	44,707
Steven Levy	14,000	—	10,874	—	—	—	24,874
James Timmins	19,998	—	32,709	—	—	—	52,707

(1)	As described below, a director may elect to receive an equivalent amount of fully vested shares of Zhone common stock, in lieu of an annual cash retainer. The amounts in this column include the annual retainer regardless of whether paid in cash or Zhone common stock.
(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to each of the non-employee directors, in 2006 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 6 to the financial statements included in the company’s annual report on Form 10-K for the year ended December 31, 2006, as filed with the SEC. These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the non-employee directors.
(3)	Unless otherwise indicated, the aggregate amount of perquisites and other personal benefits, securities or property provided to each non-employee director, valued on the basis of aggregate incremental cost to the company, was less than $10,000.
(4)	Mr. Clammer is a former member of the Board of Directors, and his last meeting as a member of the Board was May 17, 2006.
(5)	In order to facilitate the role of Mr. Dahl as chair of the Audit Committee and to provide us with greater access to the chair, from time to time, we provide Mr. Dahl with access to approximately 240 square feet of office space. Mr. Dahl owns and maintains separate phone, fax, server and computer systems. We do not incur any incremental costs in connection with the provision of this office space.
(6)	On December 28, 2006, our Board of Directors approved a proposal which provided for vesting of all then outstanding and unvested stock options previously awarded to our director, James H. Greene, Jr. Mr. Greene abstained from voting as a director on all matters relating to the vesting acceleration. The purpose of accelerating the vesting of the options granted to Mr. Greene was to enable us to continue to reward and retain Mr. Greene in a manner that best aligns Mr. Greene’s interests with the long-term interests of stockholders, because such options would have otherwise been terminated pursuant to a policy adopted by Kohlberg Kravis Roberts & Co. which requires members of Kohlberg Kravis Roberts & Co., including Mr. Greene, to terminate any unvested options held by such members in portfolio companies such as Zhone. The amount reported in this column for Mr. Greene includes $74,042, which represents the recognition of all previously unrecognized compensation costs as a result of the acceleration of vesting, computed as of the modification date, in accordance with SFAS 123R.

Directors who are employees of the company, such as Mr. Ejabat, do not receive any additional compensation for their services as directors. With respect to non-employee directors, each non-employee director is eligible to receive an annual cash retainer of $10,000 but may elect to receive an equivalent amount of fully vested shares of Zhone common stock, in lieu of the cash retainer, based on the fair market value of the shares on the date the cash retainer would otherwise be paid. To align the interests of directors with the long-term interests of stockholders, each non-employee director is entitled to receive an annual equity grant in the form of a stock option to purchase 50,000 shares at an exercise price equal to the fair market value of Zhone common stock on the date of grant. In lieu of this stock option, each non-employee director may elect to receive the annual equity grant in the form of 15,000 shares of restricted stock. In either case, the annual equity grant vests in 48 equal monthly installments over the course of four years. In addition, the chair of the Audit Committee receives $4,000 per committee meeting attended, and each of the other committee members receives $2,000 per committee meeting attended. Non-employee directors are entitled to reimbursement of reasonable out-of-pocket expenses incurred attending Board and committee meetings, and in connection with Board related activities. On February 13, 2007, the Board completed a review of compensation for non-employee directors. Based on this review, and the increased responsibility and time commitment associated with Board and committee service (particularly for Audit Committee members), the Board approved an increase in the annual retainer from $10,000 to $20,000 for fiscal 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

All relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants are reviewed by our Audit Committee or another independent body of the Board of Directors, such as the independent and disinterested members of the Board. As set forth in the Audit Committee charter, the members of the Audit Committee, all of whom are independent directors, review and approve related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee or the independent and disinterested members of the Board may consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•	any other matters the Audit Committee deems appropriate.

As required under SEC rules, transactions that are determined to be directly or indirectly material to the company or a related person are disclosed in the company’s proxy statement.

Related Party Transactions

In connection with our restructuring in July 2002, we loaned $350,000 to Morteza Ejabat in connection with his purchase of 3,500,000 shares of common stock. This loan was made pursuant to a promissory note which accrued interest at a rate of 5.5% per annum compounded annually. Upon the maturity of the loan in July 2006, Mr. Ejabat repaid the entire loan, comprised of the initial principal amount of $350,000 and accrued interest in the amount of $83,588, in full.

In the ordinary course of business, our executive officers and non-employee directors are reimbursed for travel related expenses when incurred for business purposes. Consistent with this policy, we reimburse Mr. Ejabat for the direct operating expenses incurred in the use of his private aircraft when used for business purposes. The amount reimbursed to Mr. Ejabat for this expense was $706,542 during the year ended December 31, 2006.

AUDIT COMMITTEE REPORT

The Audit Committee has been established for the purpose of overseeing the accounting and financial reporting processes of the company and audits of Zhone’s financial statements and internal control over financial reporting. Zhone’s Audit Committee is made up solely of independent directors, as defined in the applicable Nasdaq and SEC rules, and it operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. As described more fully in the charter, the purpose of the Audit Committee is to assist the Board in its general oversight of Zhone’s financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of Zhone’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to assure compliance with accounting standards, applicable laws and regulations. KPMG LLP, Zhone’s independent registered public accounting firm, is responsible for performing an independent audit of Zhone’s consolidated financial statements in accordance with generally accepted auditing standards and expressing opinions on management’s assessment of the effectiveness of Zhone’s internal control over financial reporting and the effectiveness of Zhone’s internal control over financial reporting. The Audit Committee periodically meets with KPMG, with and without management present, to discuss the results of their examinations, their evaluations of Zhone’s internal controls and the overall quality of Zhone’s financial reporting. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, KPMG. The Audit Committee serves a board level oversight role, in which it provides advice, counsel and direction to management and KPMG on the basis of the information it receives, discussions with management and KPMG, and the experience of the Audit Committee’s members in business, financial and accounting matters.

In performing its oversight role, the Audit Committee reviewed and discussed the audited financial statements with management and KPMG. The Audit Committee also discussed with KPMG the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented, including the quality and acceptability of Zhone’s accounting principles as applied in its financial reporting. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with KPMG its independence from Zhone. In reliance on these reviews and discussions, and the reports of KPMG, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in Zhone’s annual report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Respectfully Submitted by the Audit Committee

Robert Dahl (Chairman)

Steven Levy

James Timmins

OTHER MATTERS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement. Stockholders of Zhone may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. To be eligible for inclusion in the proxy statement relating to our 2008 annual meeting of stockholders, proposals of stockholders must be received at our principal executive offices no later than December 7, 2007 (120 calendar days prior to the anniversary of the date of the proxy statement for our 2007 annual meeting) and must otherwise satisfy the conditions established by the SEC for stockholder proposals to be included in the proxy statement for that meeting.

Stockholder Proposals for Presentation at Next Year’s Annual Meeting. If a stockholder wishes to present a proposal, including a director nomination, at our 2008 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice in writing to our Corporate Secretary prior to the deadline for such meeting determined in accordance with our bylaws. Our bylaw notice deadline with respect to the 2008 annual meeting of stockholders is February 16, 2008 (90 calendar days prior to the anniversary of our 2007 annual meeting). If a stockholder gives notice of a proposal outside of the bylaw notice deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2008 annual meeting. However, in the event that the 2008 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2007 annual meeting, to be timely, notice by the stockholder must be received by the later of (1) the close of business 90 days prior to the 2008 annual meeting or (2) the 10th day following the day on which public announcement of the date of the 2008 annual meeting is first made. A stockholder’s notice must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting.

Notices. All notices of proposals by stockholders, whether or not included in our proxy statement, should be delivered to Zhone Technologies, Inc., Attn: Corporate Secretary, 7001 Oakport Street, Oakland, California 94621.

APPENDIX A

ZHONE TECHNOLOGIES, INC.

AMENDED AND RESTATED

2001 STOCK INCENTIVE PLAN

1. Purpose.

The purpose of the Zhone Technologies, Inc. Amended and Restated 2001 Stock Incentive Plan (the “Plan”), formerly known as the Tellium, Inc. 2001 Stock Incentive Plan) is to strengthen Zhone Technologies, Inc., a Delaware corporation (the “Company”), by providing an incentive to its employees, officers, directors and consultants and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, directors, and consultants of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Units and Performance Shares, Share Awards, Phantom Stock and Restricted Stock (as each term is herein defined). After the Original Effective Date of this Plan, no further awards shall be made under the Amended and Restated 1997 Employee Stock Incentive Plan of Tellium, Inc. (as amended and currently in effect, the “Former Plan”). Each award outstanding under the Former Plan as of the Original Effective Date of this Plan shall remain outstanding and continue to be subject to the terms of the Former Plan and the award agreement under which such award was granted. Each Share that is available for the granting of new awards under the Former Plan as of the Original Effective Date of this Plan and each Share that is the subject of an award under the Former Plan but is not issued prior to the time that such award expires or otherwise terminates (collectively, the “Former Plan Shares”) shall, after the Original Effective Date of this Plan, not be available for the granting of awards under the Former Plan, but shall instead be available for the granting of Options or Awards under this Plan.

2. Definitions.

For purposes of the Plan:

2.1 “Adjusted Fair Market Value” means, in the event of a Change in Control, the greater of (a) the highest price per Share paid to holders of the Shares in any transaction (or series of related transactions) constituting or resulting in a Change in Control other than pursuant to Section 2.10(b) or (b) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of the Change in Control.

2.2 “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, such Person. Any Relative (for this purpose, “Relative” means a spouse, child, stepchild, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for purposes hereof. Neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Company stock.

2.3 “Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

2.4 “Award” means a grant of Restricted Stock, Phantom Stock, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award, or any or all of them.

2.5 “Beneficial Ownership” means ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

2.6 “Beneficiary” means an individual, trust or estate who or which, by a written designation of the Optionee or Grantee filed with the Company or by operation of law succeeds to the rights and obligations of the Optionee or Grantee under the Plan and an Agreement upon the Optionee’s or Grantee’s death.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Cause” means:

(a) with respect to directors, the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its Subsidiaries, and

(b) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is, as the date of the applicable Agreement, subject to the terms of an employment agreement between such Optionee or Grantee and the Company or a Subsidiary, which employment agreement includes a definition of “Cause,” the term “Cause” as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; or

(c) in all other cases, the term “Cause” as used in this Plan or any Agreement shall mean (i) willfully failing to perform reasonably assigned duties within thirty (30) days after having received written notice from the Company to do so, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) in connection with the performance of duties.

2.9 “Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, without limitation, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or a substantially similar transaction.

2.10 A “Change in Control” shall mean the occurrence of any of the following:

(a) An acquisition (other than directly from the Company) of any Voting Securities of the Company by any Person, immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities, provided, however, in determining whether a Change in Control has occurred pursuant to this Section 2.10(a), Shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b) The individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board, or following a Merger (as defined in paragraph (c)(i) below) which results in a Parent corporation, the board of directors of the ultimate Parent Corporation (as defined in paragraph (c)(i)(A) below); provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c) The consummation of:

(i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger where:

(A) the stockholders of the Company, immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the “Surviving Corporation”) if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a “Parent Corporation”), or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and

(C) no Person other than (1) the Company, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Related Entity, or (4) any Person who, together with its Affiliates, immediately prior to such Merger, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities or Shares, owns, together with its Affiliates, Beneficial Ownership of (i) fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation if there is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation.

(ii) A complete liquidation or dissolution of the Company; or

(iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of the assets being regarded as a Merger for this purpose or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and (1) before such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Shares or Voting Securities in contemplation of such share acquisition by the Company or (2) after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Shares or Voting Securities which in either case increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

2.11 “Code” means the Internal Revenue Code of 1986, as amended.

2.12 “Committee” means a committee, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

2.13 “Company” means Zhone Technologies, Inc., a Delaware corporation.

2.14 “Director” means a director of the Company.

2.15 “Disability” means:

(a) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is, as of the date of the applicable Agreement, subject to the terms of an employment agreement between such Optionee or Grantee and the Company or a Subsidiary, which employment agreement includes a definition of “Disability,” the term “Disability” as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; or

(b) in all other cases, the term “Disability” as used in this Plan or any Agreement shall mean a physical or mental infirmity which impairs the Optionee’s or Grantee’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

2.16 “Disability Date” means the date which is one hundred eighty (180) consecutive days after the date on which an Optionee or Grantee is first absent from active employment with the Company or ceases to perform his or her duties as a director, by reason of a Disability.

2.17 “Dividend Equivalent Right” means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

2.18 “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

2.19 “Eligible Individual” means any of the following individuals who is designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein: (a) any director, officer or employee of the Company or a Subsidiary, (b) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment, or (c) any consultant or advisor of the Company or a Subsidiary.

2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.21 “Fair Market Value” on any date means the closing sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

2.22 “Former Plan” means the Amended and Restated 1997 Employee Stock Incentive Plan of Tellium, Inc.

2.23 [Reserved]

2.24 “Grantee” means a person to whom an Award has been granted under the Plan.

2.25 “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

2.26 “Initial Public Offering” means the consummation of the first public offering of Shares pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission.

2.27 “Nonemployee Director” means a director of the Company who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.28 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

2.29 “Normal Retirement Date” means the date on which an Optionee or Grantee terminates active employment with the Company or ceases to perform his or her duties as a director on or after attainment of age 65, but does not include termination by the Company for Cause.

2.30 “Option” means a Nonqualified Stock Option, an Incentive Stock Option, or any or all of them.

2.31 “Optionee” means a person to whom an Option has been granted under the Plan.

2.32 “Outside Director” means a director of the Company who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.33 “Parent” means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

2.34 “Performance Awards” means Performance Units, Performance Shares or either or both of them.

2.35 “Performance-Based Compensation” means any Option or Award that is intended to constitute “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

2.36 “Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

2.37 “Performance Objectives” has the meaning set forth in Section 11.

2.38 “Performance Shares” means Shares issued or transferred to an Eligible Individual under Section 11.

2.39 “Performance Units” means Performance Units granted to an Eligible Individual under Section 11.

2.40 “Person” means ‘person’ as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of Persons.

2.41 “Phantom Stock” means a right granted to an Eligible Individual under Section 12 representing a number of hypothetical Shares.

2.42 “Plan” means the Zhone Technologies, Inc. Amended and Restated 2001 Stock Incentive Plan, as amended and restated from time to time.

2.43 [Reserved]

2.44 “Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 10.

2.45 “Share Award” means a grant of Shares pursuant to Section 12.

2.46 “Shares” means the common stock, par value $0.001 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

2.47 “Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 8 hereof.

2.48 “Subsidiary” means (i) except as provided in subsection (ii) below, any corporation which is or becomes a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company, and (ii) with respect to provisions relating to the eligibility to receive Options or Awards other than Incentive Stock Options and to continued employment for purposes of Options and Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns fifty percent (50%) or more of the outstanding equity or other ownership interests.

2.49 “Successor Corporation” means a corporation, or a parent or subsidiary thereof, which issues or assumes an Option or Award in a transaction described in Section 424(a) of the Code without regard to Sections 424(a)(1) and (2) thereof.

2.50 “Tax Benefit” means an actual decrease in the Company’s liability for taxes in any period.

2.51 “Ten-Percent Stockholder” means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

2.52 “Termination of Employment” means the later of (i) severance of the employer-employee relationship with the Company, a Parent or a Subsidiary or (ii) the resignation, removal or termination of an officer or Director of the Company, a Parent or a Subsidiary.

2.53 [Reserved]

2.54 “Voting Securities” means all outstanding voting securities of the Company entitled to vote generally in the election of the Board of Directors.

3. Administration.

3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. If the Committee consists of more than one (1) member, a quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least one (1) Director and may consist of the entire Board; provided, however, that from and after the date of an Initial Public Offering, (A) if the Committee consists of less than the entire Board, then with respect to any Option or Award to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two (2) Directors each of whom shall be a Nonemployee Director and (B) to the extent necessary for any Option or Award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two (2) Directors each of whom shall be an Outside Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director and, if necessary for any Option or Award intended to qualify as Performance-Based Compensation to so qualify, an Outside Director, but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons. Notwithstanding the foregoing, with respect to any Option or Award granted to an Eligible Individual who is a Nonemployee Director, the Committee should consist of the entire Board.

3.2 No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

3.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

(a) determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Option, including the purchase price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

(b) select those Eligible Individuals to whom Awards shall be granted under the Plan and to determine the number of Shares in respect of which each Award is granted, the terms and conditions (which need not be identical) of each such Award, including the restrictions or Performance Objectives relating to Awards and the maximum value of any Award, and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

(c) construe and interpret the Plan and the Options and Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, without limitation, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

(d) determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a Termination of Employment or service for purposes of the Plan;

(e) exercise its sole discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(f) exercise, generally, such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

4. Stock Subject to the Plan; Grant Limitations.

4.1 The maximum number of Shares that may be made the subject of Options and Awards granted under this Plan shall not exceed (a) 5,493,021, which is the number of Shares remaining available for issuance under the Plan plus the number of Shares subject to outstanding options or awards, each as of the Restatement Effective Date, plus (b) the Shares that are subject to outstanding options or awards granted under the Former Plan which Shares are not issued prior to the expiration or termination of such options or awards (including Shares subject to options or awards that expire or terminate after the expiration of the term of the Former Plan), plus, (c) if on January 1 of any year in which this Plan is in effect, commencing on January 1, 2008 and ending on January 1, 2017, the aggregate number of Shares with respect to which Options or Awards may be granted under the Plan (not including Shares that are subject to outstanding Options or Awards granted under the Plan) is less than five percent (5%) of the total number of outstanding Shares on such date, an annual increase (determined as of January 1 of each year) in an amount such that the aggregate number of Shares with respect to which Options or Awards may be granted under the Plan (not including Shares that are subject to outstanding Options or Awards granted under the Plan) is equal to the lesser of (i) five percent (5%) of the total number of outstanding Shares on such date, (ii) 5,000,000 shares, or (iii) such other number of Shares as determined by the Board; provided, however, that in the aggregate, not more than one-quarter of the number of allotted Shares may be made the subject of Restricted Stock Awards under Section 10 of the Plan (other than shares of Restricted Stock made in settlement of Performance Units pursuant to Section 11.2(b)). The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board.

4.2 Upon the granting of an Option or an Award, the number of Shares available under Section 4.1 for the granting of further Options and Awards shall be reduced as follows:

(a) In connection with the granting of an Option or an Award (other than the granting of a Performance Unit denominated in dollars), the number of Shares shall be reduced by the number of

Shares in respect of which the Option or Award is granted or denominated; provided, however, that if any Option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment of the purchase price, the maximum number of Shares available under Section 4.1 shall be increased by the number of Shares so tendered.

(b) In connection with the granting of a Performance Unit denominated in dollars, the number of Shares shall be reduced by an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted.

4.3 Whenever any outstanding Option or Award or portion thereof under this Plan or the Former Plan expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares), or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

5. Option Grants for Eligible Individuals.

5.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, the terms and conditions of which shall be set forth in an Agreement. Without limiting the generality of the preceding sentence, unless the Committee determines otherwise in its sole discretion, in consideration of granting an Option, the Optionee shall agree, in the Agreement, to remain in the employ of the Company or any Subsidiary for a period of at least one (1) year (or such shorter period as may be fixed in the Agreement or by action of the Committee following grant of the Option) after the Option is granted. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any Subsidiary.

5.2 Purchase Price. The purchase price (which may be greater than, less than or equal to the Fair Market Value on the date of grant) or the manner in which the purchase price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement pursuant to which each Option is granted; provided, however, that the purchase price per Share under each Option intended to qualify as Performance-Based Compensation shall not be less than 100% of the Fair Market Value of a Share on the Date the Option is granted and provided, further, however, that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

5.3 Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine; provided, however, that an Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder); and provided, further, however, that the Committee may provide that an Option (other than an Incentive Stock Option) may, upon the death of the Optionee prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Optionee’s death even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

5.4 Vesting and Exercisability. Subject to Sections 5.5 and 7.5, each Option shall become vested and exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

5.5 Termination. Subject to Sections 5.3, 7.5 and 13 and unless otherwise provided by the Committee, in its sole discretion, at the time of grant (and set forth in the applicable Agreement) or at a later date, the following provisions shall apply to Options upon a Termination of Employment:

(a) Except in the case of termination for Cause, Disability, retirement on or after the Optionee’s Normal Retirement Date, or death as provided in Sections 5.5(b), (c) and (d) below, upon an Optionee’s Termination of Employment with the Company, a Parent or a Subsidiary for any reason, any unexercised Option (or portion thereof) held by such Optionee shall expire three (3) months after the Optionee has a Termination of Employment and such Option (or portion thereof) may only be exercised by the Optionee or his or her Beneficiary to the extent that the Option (or a portion thereof) was exercisable on the date of Termination of Employment.

(b) If the Optionee’s Termination of Employment arises as a result of a termination for Cause, then, unless the Committee determines otherwise at the time of the Termination of Employment, any unexercised Options (whether or not vested and exercisable) held by such Optionee shall terminate and expire concurrently with the Optionee’s Termination of Employment and no rights thereunder may be exercised.

(c) If an Optionee suffers a Disability or retires on or after the Optionee’s Normal Retirement Date, any unexercised Option (or portion thereof) held by such disabled or retired Optionee shall expire one (1) year after the Disability Date or date of Termination of Employment by reason of retirement, as the case may be, and such Option (or portion thereof) may only be exercised by the Optionee or his or her guardian or legal representative to the extent that the Option (or a portion thereof) was exercisable on the Disability Date or the date of Termination of Employment by reason of retirement, as the case may be.

(d) If an Optionee dies while still employed by the Company, each Option (or portion thereof) held by such Optionee shall immediately become vested and exercisable with respect to those Shares that otherwise would have vested during the one-year period following the Optionee’s death and will be deemed to have become vested and exercisable on the day preceding the date of the Optionee’s death. The Options (or portions thereof) which the Optionee was entitled to exercise on the date of the Optionee’s death (which shall include those Options (or portions thereof) that become vested and exercisable pursuant to the preceding sentence by reason of the Optionee’s death) may be exercised at any time after the Optionee’s death by the Optionee’s Beneficiary; provided, however, that no Option (or portion thereof) may be exercised after the earlier of: (i) one (1) year after the Optionee’s death or (ii) the expiration date specified for the particular Option in the Agreement. If an Optionee dies after his or her Termination of Employment, then the Option (or portions thereof) which the Optionee was entitled to exercise on the date of the Optionee’s death may be exercised by his or her Beneficiary within the remaining portion of the period specified in Sections 5.5(a) or 5.5(c), as the case may be.

(e) The Option (or portion thereof), to the extent not yet vested and exercisable as of the date of the Optionee’s Termination of Employment, shall terminate immediately upon such date.

5.6 Deferred Delivery of Option Shares. The Committee may, in its sole discretion, permit Optionees to elect to defer the issuance of Shares upon the exercise of one or more Nonqualified Stock Options granted pursuant to the Plan. The terms and conditions of such deferral shall be determined at the time of the grant of the Option or thereafter and shall be set forth in the Agreement evidencing the Option.

5.7 Modification. No modification of an Option shall adversely alter or impair any rights or obligations under the Option without the Optionee’s consent.

5.8 Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.8) are exercisable by an Optionee for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

6. [Reserved. All options granted under this Article prior to May 12, 2005, the effective date of the amendment and restatement of this plan pursuant to which this Article was removed, shall be governed by the terms of the Plan as in effect prior to such date.]

7. Terms and Conditions Applicable to All Options.

7.1 Additional Terms. The provisions of this Section 7 shall apply to all Options, unless otherwise provided by the Committee, in its sole discretion, in the applicable Agreement.

7.2 Non-Transferability. No Option granted hereunder shall be transferable by the Optionee to whom it is granted otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, in the Committee’s sole discretion, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act) (a “Domestic Relations Transfer”), and, except with respect to an Option transferred pursuant to a Domestic Relations Transfer, an Option shall be exercisable during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option may be transferred to members of the Optionee’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. Following transfer, for purposes of this Plan, a transferee of an Option shall be deemed to be the Optionee; provided that the Option shall be exercisable by the transferee only to the extent and for such periods that the Option would have been exercisable if held by the original Optionee. For this purpose, immediate family means the Optionee’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

7.3 Method of Exercise.

(a) The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be purchased and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with such procedures which may be approved by the Committee from time to time, and in accordance with the Agreement pursuant to which the Option was granted; provided, however, that Options may not be exercised by an Optionee for twelve months following a hardship distribution to the Optionee, to the extent such exercise is prohibited under Treasury Regulation § 1.401(k)-1(d)(2)(iv)(B)(4). The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid, in any of the following forms: (a) cash or (b) the transfer, either actually or by attestation, to the Company of Shares that have been held by the Optionee for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option and that have a Fair Market Value equal in amount to the purchase price, such transfer to be upon such terms and conditions as determined by the Committee or (c) a combination of cash and the transfer of Shares, provided, however, that the Committee, in its sole discretion, may determine in the case of Options that the purchase price shall be paid only in cash. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

(b) If the Fair Market Value of the Shares with respect to which the Option is being exercised exceeds the purchase price of such Option, an Optionee may, instead of exercising an Option as provided in Section 7.3(a), request that the Committee authorize payment to the Optionee of the difference between the Fair Market Value of part or all of the Shares which are the subject of the Option and the purchase price of the Option, such difference to be determined as of the date the Committee receives the request from the Optionee. The Committee, in its sole discretion, may grant or deny such a request from an Optionee with respect to part or all of the Shares as to which the Option is then exercisable and, to the extent granted, shall direct the Company to make the payment to the Optionee either in cash or in Shares or in any combination thereof; provided, however, that the payment in Shares shall be based upon the Fair Market Value of Shares as of the date the Committee received the request from the Optionee. An Option shall be deemed to have been exercised and shall be canceled to the extent that the Committee grants a request pursuant to this Section 7.3(b).

7.4 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares to the Optionee, and (c) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

7.5 Effect of Change in Control.

(a) Notwithstanding anything to the contrary in Section 5, in the event of a Change in Control, the Plan and the Options shall continue; provided, however, that the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may provide, either by the terms of the applicable Agreement or by action taken prior to the occurrence of any such Change in Control, for any or all of the following alternatives (separately or in any combination):

(i) for the payment in cash upon the surrender to the Company for cancellation of any Option or portion of an Option to the extent vested and not yet exercised in an amount equal to the excess, if any, of (a) (i) in the case of a Nonqualified Stock Option, the greater of (A) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered or (B) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered or (ii) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered, over (b) the aggregate purchase price for such Shares under the Option or portion thereof surrendered.

(ii) for the replacement of the Options with other rights or property selected by the Committee in its sole discretion;

(iii) for the accelerated vesting of all or a portion of the Options;

(iv) for the assumption of the Options by the successor or survivor corporation, or a parent or subsidiary thereof, or the substitution by such corporation for such Options of new options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or

(v) for adjustments in the terms and conditions of outstanding Options and/or the number and type of Shares or other securities or property subject to such outstanding Options.

Any action pursuant to this Section 7.5(a) shall be conditioned upon the consummation of the Change in Control and shall be effective only immediately before the consummation of the Change in Control.

(b) Subject to Section 7.5(d) and to the extent set forth in the applicable Agreement or provided by the Committee, in its sole discretion, subsequent to the granting of an Option, if, as a result of a Change in Control transaction, an Option intended to qualify as an Incentive Stock Option fails to so qualify solely because of the failure to meet the holding requirements of Code Section 422(a)(1) (a “Disqualifying Disposition”), the Company shall make a cash payment to the Optionee equal to the amount which will, after taking into account all taxes imposed on the Disqualifying Disposition and the receipt of such payment, leave the Optionee in the same after-tax position the Optionee would have been in had the Code Section 422(a)(1) holding requirements been met at the time of the Disqualifying Disposition (which after-tax position will reflect the total taxes, if any, that would have been incurred by the Optionee had the Disqualifying Disposition been subject to federal income tax at capital gains rates) provided, however, that no payment described in this Section shall exceed the Tax Benefit to the Company resulting from deductions relating to ordinary income recognized by the Optionee as a result of the Disqualifying Disposition. The payment described in this Section shall be made by the Company within thirty (30) days of the filing by the Company of the federal tax return which includes the tax items associated with the income recognized by the Optionee as a result of the Disqualifying Disposition (or, if the Tax Benefit described in the preceding sentence is not realized until a later year, within thirty (30) days of the filing by the Company of the federal tax return with respect to which such Tax Benefit is realized).

(c) Subject to Section 7.5(d) and to the extent set forth in the applicable Agreement or provided by the Committee, in its sole discretion, subsequent to the granting of an Option, and provided that an Optionee is not entitled to payment under Section 7.5(b) hereof, if, as a result of a Change in Control transaction, an Option intended to qualify as an Incentive Stock Option fails to so qualify solely because the vesting of the Option is accelerated pursuant to Section 7.5(a) and such acceleration causes the aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Options are exercisable for the first time by an Optionee during the calendar year in which such vesting occurs to exceed $100,000, within the meaning of Code Section 422(d) (a “Disqualified Option”), then, upon exercise of such Disqualified Option, the Company shall make a cash payment to the Optionee equal to the amount which will, after taking into account all taxes imposed on the exercise of such Disqualified Option and the receipt of such payment, leave the Optionee in the same after-tax position the Optionee would have been in had the Disqualified Option continued to qualify as an Incentive Stock Option on the date of exercise and the Optionee sold the Shares received upon exercise of the Option at their Fair Market Value on the date of exercise, provided, however, that no payment described in this Section shall exceed the Tax Benefit to the Company resulting from deductions relating to ordinary income recognized by the Optionee as a result of exercising the Disqualified Option and the receipt of such payment. The payment described in this Section shall be made by the Company within thirty (30) days of the filing by the Company of the federal tax return which includes the tax items associated with the income recognized by the Optionee as a result of exercising the Disqualified Option (or, if the Tax Benefit described in the preceding sentence is not realized until a later year, within thirty (30) days of the filing by the Company of the federal tax return with respect to which such Tax Benefit is realized).

(d) If more than one Optionee is entitled to a cash payment pursuant to Section 7.5(b) or Section 7.5(c) in any single tax year and the Tax Benefit realized by the Company in such year with respect to all such Optionees is less than the aggregate amount of the payments due to such Optionees hereunder, then (i) each such Optionee shall receive a portion of such cash payment equal to an amount determined by multiplying the amount of the Tax Benefit realized by the Company in such year by a fraction the numerator of which is equal to the amount of payment due to such Optionee and the denominator of which is equal to the aggregate amount due to all such Optionees entitled to a payment hereunder, and (ii) subject to further application of this Section 7.5(d), shall be entitled to receive the remaining portion within thirty (30) days of the filing by the Company of the federal tax return with respect to which such Tax Benefit is realized.

8. Stock Appreciation Rights.

The Committee may in its sole discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 8, be subject to the same terms and conditions as the related Option.

8.1 Time of Grant. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant, or (except in the case of an Incentive Stock Option) at any time thereafter during the term of the Option.

8.2 Stock Appreciation Right Related to an Option.

(a) Exercise. Subject to Section 8.9, a Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable (including, without limitation, exercisability upon Termination of Employment or a Change in Control), and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall expire no later than the expiration of the related Incentive Stock Option and shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price of the Option specified in the related Incentive Stock Option Agreement.

(b) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

8.3 Stock Appreciation Right Unrelated to an Option.

(a) Terms. Subject to Section 8.9, stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided, however, that the Committee may provide that Stock Appreciation Rights may, upon the death of the Grantee, be exercised for up to one (1) year following the date of the Grantee’s death even if such period extends beyond ten (10) years from the date the Stock Appreciation Right was granted.

(b) Termination. Subject to Section 13 and except as provided in Section 8.9, and unless otherwise provided by the Committee, in its sole discretion, in the applicable Agreement, upon a Grantee’s Termination of Employment, a Stock Appreciation Right shall be exercisable by the Grantee to the same extent that an Option would be exercisable by an Optionee upon the Optionee’s Termination of Employment under the provisions of Section 5.5; provided, however, no Stock Appreciation Right may be exercised after the expiration date specified for the particular Stock Appreciation Right in the applicable Agreement.

8.4 Amount Payable. Subject to Section 8.7, upon the exercise of a Stock Appreciation Right, the Grantee shall be entitled to receive an amount determined by multiplying (x) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over (A) in the case of a Stock Appreciation Right granted in connection with an Option, the per Share purchase price under the related Option, or (B) in the case of a Stock Appreciation Right unrelated to an Option, the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (y) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

8.5 Non-Transferability. No Stock Appreciation Right shall be transferable by the Grantee to whom it was granted otherwise than by will or by the laws of descent and distribution or, in the Committee’s sole discretion, (except in the case of a Stock Appreciation Right granted in connection with an Incentive Stock Option), pursuant to domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act (a “Domestic Relations Transfer”) and, except with respect to a Stock Appreciation Right transferred pursuant to a Domestic Relations Transfer, such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

8.6 Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

8.7 Form of Payment. Payment of the amount determined under Section 8.4 may be made in the sole discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, no fractional Shares (or cash in lieu thereof) shall be issued upon the exercise of the Stock Appreciation Right and the number of Shares that will be delivered shall be rounded to the nearest number of whole Shares.

8.8 Modification. No modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee’s consent.

8.9 Effect of Change in Control. Notwithstanding anything contained in this Section 8 to the contrary, in the event of a Change in Control, the Plan and the Stock Appreciation Rights shall continue; provided, however, that the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may provide, either by the terms of the applicable Agreement or by action taken prior to the occurrence of any such Change in Control, for any or all of the following alternatives (separately or in any combination):

(i) with respect to a Stock Appreciation Right unrelated to an Option, for the payment in cash upon the surrender to the Company for cancellation of any such Stock Appreciation Right or portion of a Stock Appreciation Right to the extent vested and not yet exercised in an amount equal to the excess, if any, of (A) the greater of (i) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Stock Appreciation Right or portion thereof surrendered or (ii) the Adjusted Fair Market Value, on the date preceding the date of surrender, of the Shares over (B) the aggregate Fair Market Value, on the date the Stock Appreciation Right was granted, of the Shares subject to the Stock Appreciation Right or portion thereof surrendered.

(ii) for the replacement of the Stock Appreciation Rights with other rights or property selected by the Committee in its sole discretion;

(iii) for the accelerated vesting of all or a portion of the Stock Appreciation Rights;

(iv) for the assumption of the Stock Appreciation Rights by the successor or survivor corporation, or a parent or subsidiary thereof, or the substitution by such corporation for such Stock Appreciation Rights of new stock appreciation rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or

(v) for adjustments in the terms and conditions of outstanding Stock Appreciation Rights and/or the number and type of Shares or other securities or property subject to such outstanding Stock Appreciation Rights.

Any action pursuant to this Section 8.9 shall be conditioned upon the consummation of the Change in Control and shall be effective only immediately before the consummation of the Change in Control.

9. Dividend Equivalent Rights.

The Committee may in its sole discretion grant Dividend Equivalent Rights to Eligible Individuals in tandem with an Option or Award or as a separate Award. The terms and conditions (including, without limitation, terms and conditions relating to a Change in Control) applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. In the sole discretion of the Committee, amounts payable in respect of Dividend Equivalent Rights may be payable currently or deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. In the event that the amount payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its sole discretion, may determine. In the sole discretion of the Committee, Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments. To the extent necessary for any Dividend Equivalent Right intended to qualify as Performance-Based Compensation to so qualify, the terms and conditions of the Dividend Equivalent Right shall be such that payment of the Dividend Equivalent Right is contingent upon attainment of specified Performance Objectives within the Performance Cycle, as provided for in Section 11, and such Dividend Equivalent Right shall be treated as a Performance Award for purposes of Sections 11 and 16.

10. Restricted Stock.

10.1 Grant. The Committee may in its sole discretion grant Awards to Eligible Individuals of Restricted Stock, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its sole discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 10.

10.2 Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the sole discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, the appropriate blank stock powers, an escrow agreement or any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the sole discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

10.3 Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 10.4, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee.

10.4 Lapse of Restrictions.

(a) Generally. Subject to Section 10.4(b), restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine; provided, however, that except in the case of Shares of Restricted Stock issued in full or partial settlement of another Award or other earned compensation, such restrictions shall not fully lapse prior to the third anniversary of the date on which such Shares of Restricted Stock were granted. The Agreement evidencing the Award shall set forth any such restrictions.

(b) Effect of Change in Control. Notwithstanding anything contained in this Section 10 to the contrary, in the event of a Change in Control, the Plan and the Awards of Restricted Stock shall continue; provided, however, that the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may provide, either by the terms of the applicable Agreement or by action taken prior to the occurrence of any such Change in Control, for any or all of the following alternatives (separately or in any combination): (i) for the assumption of the shares of Restricted Stock by the successor or survivor corporation, or a parent or subsidiary thereof, or the substitution by such corporation for such shares of Restricted Stock of new shares of restricted stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares, (ii) for the lapse of all restrictions upon all or a portion of the shares of Restricted Stock, or (iii) for adjustments in the terms and conditions of outstanding Awards of Restricted Stock. Any action pursuant to this Section 10.5(b) shall be conditioned upon the consummation of the Change in Control and shall be effective only immediately before the consummation of the Change in Control.

10.5 Terms of Restricted Stock.

(a) Forfeiture of Restricted Stock. Subject to Sections 10.4(b), 10.5(b) and 13, all Restricted Stock shall be forfeited and returned to the Company and all rights of the Grantee with respect to such Restricted Stock shall terminate unless the Grantee continues in the service of the Company as an employee or director until the expiration of the forfeiture period for such Restricted Stock and satisfies any and all other conditions set forth in the Agreement. The Committee, in its sole discretion, shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award.

(b) Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 10 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Agreement under appropriate circumstances (including, without limitation, the death, Disability or retirement of the Grantee or a material change in circumstances arising after the date of grant) and subject to such terms and conditions (including, without limitation, forfeiture of a proportionate number of the Restricted Stock) as the Committee shall deem appropriate, provided that the Grantee shall at that time have completed at least one (1) year of employment or service after the date of grant.

10.6 Modification or Substitution. Subject to the terms of the Plan, including, without limitation, Section 16, the Committee may modify outstanding Awards of Restricted Stock or accept the surrender of outstanding shares of Restricted Stock (to the extent the restrictions on such Shares have not yet lapsed) and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee’s consent.

10.7 Treatment of Dividends. At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its sole discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its sole discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

10.8 Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

11. Performance Awards.

11.1 Performance Objectives

(a) Establishment. Performance Objectives for Performance Awards may be expressed in terms of (i) earnings per Share, (ii) Share price, (iii) pre-tax profits, (iv) after-tax profits, (v) operating profits, (vi) sales or expenses, (vii) net earnings, (viii) return on equity or assets, (ix) revenues, (x) EBITDA (earnings before interest, taxes, depreciation and amortization), (xi) market share, or market penetration, (xii) any combination of the foregoing, or (xiii) confidential business objectives. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remains substantially uncertain.

(b) Effect of Certain Events. At the time of the granting of a Performance Award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Performance Award as Performance-Based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

(c) Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance-Based Compensation.

11.2 Performance Units. The Committee, in its sole discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Section 11.2(b) of (i) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee, (ii) in the case of dollar-denominated Performance Units, the specified dollar amount or (iii) a percentage (which may be more than 100%) of the amount described in clause (i) or (ii) depending on the level of Performance Objective attainment; provided, however, that, the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

(a) Vesting and Forfeiture. Subject to Sections 11.1(c) and 11.4, Performance Units shall become vested in such installments (which need not be equal) and at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its sole discretion, determine at the time an Award is granted.

(b) Payment of Awards. Subject to Sections 11.1(c) and 11.4, payment to Grantees in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to Section 11.4, such payments may be made entirely in Shares valued at their Fair Market Value as of the day preceding the date of payment or such other date specified by the Committee, entirely in cash, or in such combination of Shares and cash as the Committee in its sole discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its sole discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

(c) Non-transferability. Until the vesting of Performance Units, such Performance Units shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

11.3 Performance Shares. The Committee, in its sole discretion, may grant Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

(a) Rights of Grantee. The Committee shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the sole discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the sole discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the sole discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b) Non-transferability. Until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 11.3(c) or 11.4, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee also may impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

(c) Lapse of Restrictions. Subject to Sections 11.1(c) and 11.4, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its sole discretion, determine at the time an Award is granted.

(d) Treatment of Dividends. At the time the Award of Performance Shares is granted, the Committee may, in its sole discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its sole discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

(e) Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

11.4 Effect of Change in Control. Notwithstanding anything in this Section 11 to the contrary, in the event of a Change in Control, the Plan and the Performance Awards shall continue; provided, however, that the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may provide, either by the terms of the applicable Agreement or by action taken prior to the occurrence of any such Change in Control, for any or all of the following alternatives (separately or in any combination): (i) for the assumption of the Performance Awards by the successor or survivor corporation, or a parent or subsidiary thereof, or the substitution by such corporation for such Performance Awards of new performance awards of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the applicable performance objectives and, if necessary, the number and kind of shares, (ii) for the vesting of all or a portion of the Performance Awards as if all Performance Objectives had been satisfied at the level specified by the Committee in its sole discretion and, in the case of Performance Units which become vested as a result of a Change in Control, for a payment which may be made entirely in cash, entirely in Shares valued at their Fair Market Value as of the day preceding the payment, or in such combination of cash and Shares as the Committee shall determine in its sole discretion at any time prior to such payment; provided that such payment shall be made within ten (10) business days after such Change in Control, or (iii) for adjustments in the terms and conditions of outstanding Performance Awards. Any action pursuant to this Section 11.4 shall be conditioned upon the consummation of the Change in Control and shall be effective only immediately before the consummation of the Change in Control.

11.5 Termination. Subject to Sections 11.4 and 13, and unless otherwise provided by the Committee, in its sole discretion, in the applicable Agreement, the following provisions shall apply to Performance Awards upon a Termination of Employment:

(a) Termination of Employment Prior to End of Performance Cycle. Except as provided in Sections 11.5(b) and (d), in the case of a Grantee’s Termination of Employment, prior to the end of a Performance Cycle, the Grantee will not be entitled to any Performance Awards, and any Performance Shares shall be forfeited.

(b) Disability, Retirement or Death Prior to End of Performance Cycle. Unless otherwise provided by the Committee, in its sole discretion, in the Agreement, if a Grantee’s Disability Date or Termination of Employment by reason of retirement on or after the Grantee’s Normal Retirement Date or death occurs following participation in at least one-half (1/2) of the Performance Cycle, but prior to the end of a Performance Cycle, the Grantee or such Grantee’s Beneficiary, as the case may be, shall be entitled to receive a pro-rata share of his or her Performance Award as determined under Subsection (c).

(c) Pro-Rata Payment.

(i) Performance Units. With respect to Performance Units, the amount of any payment made to a Grantee (or Beneficiary) under circumstances described in Section 11.5(b) shall be the amount determined by multiplying the amount of the Performance Units payable in Shares or dollars which would have been earned, determined at the end of the Performance Cycle, had such employment not been terminated, by a fraction, the numerator of which is the number of whole months such Grantee was employed during the Performance Cycle, and the denominator of which is the total number of months of the Performance Cycle. Any such payment shall be made as soon as practicable after the end of the respective Performance Cycle, and shall relate to attainment of Performance Objectives over the entire Performance Cycle.

(ii) Performance Shares. With respect to Performance Shares, the amount of Performance Shares held by a Grantee (or Beneficiary) with respect to which restrictions shall lapse under circumstances described in Section 11.5(b) shall be the amount determined by multiplying the amount of the Performance Shares with respect to which restrictions would have lapsed, determined at the end of the Performance Cycle, had such employment not been terminated, by a fraction, the numerator of which is the number of whole months such Grantee was employed during the Performance Cycle, and the denominator of which is the total number of months of the Performance Cycle. The Committee shall determine the amount of Performance Shares with respect to which restrictions shall lapse under this Section 11.5(c)(ii) as soon as practicable after the end of the respective Performance Cycle, and such determination shall relate to attainment of Performance Objectives over the entire Performance Cycle. At that time, all Performance Shares relating to that Performance Cycle with respect to which restrictions shall not lapse shall be forfeited.

(d) Other Events. Except to the extent a Performance Award is intended to qualify as Performance-Based Compensation, the Committee may, in its sole discretion, determine to pay all or any portion of a Performance Award to a Grantee who has a Termination of Employment prior to the end of a Performance Cycle under certain circumstances (including, without limitation, a material change in circumstances arising after the date of grant) and subject to such terms and conditions as the Committee shall deem appropriate, provided that the Grantee shall have completed at his or her date of Termination of Employment at least one (1) year of employment after the date of grant.

(e) Termination of Employment After End of Performance Cycle. Subject to Sections 11.4 and 11.5(f), in the case of a Grantee’s Termination of Employment after the end of a Performance Cycle in which the applicable Performance Objectives have been satisfied, the Grantee shall not be entitled to any Performance Awards that have not yet vested as of the date of the Grantee’s Termination of Employment.

(f) Waiver of Forfeiture. Notwithstanding anything to the contrary in Section 11(e), in the case of a Grantee’s Termination of Employment after the end of a Performance Cycle in which the applicable Performance Objectives have been satisfied, the Committee may, in its sole discretion, waive the forfeiture of Performance Awards and any other conditions set forth in any Agreement under appropriate circumstances (including, without limitation, the death, Disability, or retirement of the Grantee or a material change in circumstances arising after the date of grant) and subject to such terms and conditions as the Committee shall deem appropriate.

11.6 Modification or Substitution. Subject to the terms of the Plan, including, without limitation, Section 16, the Committee may modify outstanding Performance Awards or accept the surrender of outstanding Performance Awards and grant new Performance Awards in substitution for them. Notwithstanding the foregoing, no modification of a Performance Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee’s consent.

12. Other Share Based Awards.

12.1 Share Awards. The Committee, in its sole discretion, may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

12.2 Phantom Stock Awards.

(a) Grant. The Committee, in its sole discretion, may grant shares of Phantom Stock to any Eligible Individual. Such Phantom Stock shall be subject to the terms and conditions established by the Committee and set forth in the applicable Agreement.

(b) Payment of Awards. Upon the vesting of a Phantom Stock Award, the Grantee shall be entitled to receive a cash payment in respect of each share of Phantom Stock which shall be equal to the Fair Market Value of a Share as of the date the Phantom Stock Award was granted, or such other date as determined by the Committee at the time the Phantom Stock Award was granted. The Committee may, at the time a Phantom Stock Award is granted, provide a limitation on the amount payable in respect of each share of Phantom Stock. In lieu of a cash payment, the Committee, in its sole discretion, may settle Phantom Stock Awards with Shares having a Fair Market Value on the date of vesting equal to the cash payment to which the Grantee has become entitled.

13. Employment Agreement Governs Termination of Employment.

An employment agreement, if applicable, between an Optionee or Grantee and the Company shall govern with respect to the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment of the Optionee or Grantee, to the extent that such employment agreement provides for terms and conditions that differ from the terms and conditions provided for in the applicable Agreement or the Plan; provided, however, that to the extent necessary for an Option or Award intended to qualify as Performance-Based Compensation to so qualify, the terms of the applicable Agreement or the Plan shall govern the Option or Award; and, provided further, that the Committee shall have reviewed and, in its sole discretion, approved the employment agreement.

14. Adjustment Upon Changes in Capitalization.

(a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options; (iii) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the purchase price therefor, if applicable, (iv) the Performance Objectives.

(b) Any such adjustment in the Shares or other stock or securities (i) subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code or (ii) subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Options or Awards as Performance-Based Compensation.

(c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

15. Effect of Certain Transactions.

Subject to Sections 7.5, 8.9, 10.4(b) and 11.4 or as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction. The treatment of any Option or Award as provided in this Section 15 shall be conclusively presumed to be appropriate for purposes of Section 11.

16. Interpretation.

Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act:

(a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

(b) Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right and Performance Award granted under the Plan is intended to be Performance-Based Compensation. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as Performance-Based Compensation. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Performance Award intended (or required in order) to satisfy the applicable requirements of Section 162(m) of the Code are only applicable to persons whose compensation is subject to Section 162(m).

17. [Reserved]

18. Effective Date, Termination and Amendment of the Plan.

18.1 Effective Date. The original effective date of this Plan was March 12, 2001 (the “Original Effective Date”). The effective date of this amended and restated Plan shall be March 28, 2007 (the “Restatement Effective Date”), subject only to the approval of the stockholders of the Company.

18.2 Plan Amendment or Termination. The Plan shall terminate on the day prior to the tenth anniversary of the Restatement Effective Date, and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

(b) to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

19. Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

20. Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

(b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c) interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time for any reason whatsoever, with or without good cause; or

(d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

21. Regulations and Other Approvals; Governing Law.

21.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

21.2 The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

21.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

21.4 Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

21.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Company may place on any certificate representing any such Shares any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws and the Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder.

22. Miscellaneous.

22.1 Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

22.2 Captions. The use of captions in this Plan or any Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Agreement.

22.3 Severability. Whenever possible, each provision of the Plan or an Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or an Agreement shall be held by a court of competent jurisdiction to be prohibited by or invalid or unenforceable under applicable law, then (a) such provision shall be deemed to be amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan or an Agreement shall remain in full force and effect.

22.4 Withholding of Taxes.

(a) At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a “Taxable Event”), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or Grantee may make a written election (the “Tax Election”), which may be accepted or rejected in the sole discretion of the Committee, to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

(b) If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

22.5 [Reserved]

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MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. x

PROXY CARD FOR ANNUAL MEETING

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Election of Directors — The Zhone Board of Directors unanimously recommends that stockholders vote “FOR” the listed nominees. +

1. Nominees:

For Withhold Morteza Ejabat

Michael Connors

James Timmins

B Issues — The Zhone Board of Directors unanimously recommends that stockholders vote “FOR” Proposals 2 and 3.

For Against Abstain

2. Ratification of Appointment of KPMG LLP as Zhone’s Independent Registered Public Accounting Firm

3. Approval of Amendment to 2001 Stock Incentive Plan

C Change of Address — Please print new address below.

D Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card. If shares are held jointly, each joint holder must sign. When signing as trustee, executor, administrator, guardian, attorney or corporate officer, please print your full title.

Signature 1 — Please keep signature within the box.

Signature 2 (Joint Owner)— Please keep signature within the box.

Date (mm/dd/yyyy)

C 1234567890 J N T

1 U P X 0 1 2 4 9 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

<STOCK#>

00P48B

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Z ZHONE

PROXY CARD

ZHONE TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 16, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE ZHONE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders and the accompanying proxy statement, and hereby appoints Morteza Ejabat and Kirk Misaka, jointly and severally, with full power of substitution to each, as proxies of the undersigned, to represent the undersigned and to vote all shares of common stock of Zhone Technologies, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the annual meeting of stockholders of Zhone Technologies, Inc. to be held on May 16, 2007 at 10:00 a.m. Pacific Time at 7001 Oakport Street, Oakland, California 94621, and at any adjournments and postponements thereof, with the same force and effect as the undersigned might or could do if personally present.

THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS INSTRUCTED BY THE STOCKHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THIS PROXY CARD WILL CONFER DISCRETIONARY AUTHORITY ON THE INDIVIDUALS NAMED AS PROXIES TO VOTE THE SHARES REPRESENTED BY THE PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

SEE REVERSE SIDE

TO BE SIGNED AND DATED ON REVERSE SIDE

SEE REVERSE SIDE